AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2001

                                                      REGISTRATION NO. 333-44982

--------------------------------------------------------------------------------
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 Amendment No. 3

                             ----------------------
                           THEHEALTHCHANNEL.COM, INC.
                 (Name of small business issuer in its charter)

          DELAWARE                       4812                   33-0728140
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
    of incorporation or       Industrial Classification   Identification Number)
       organization)                 Code Number)

260 Newport Center Drive, Suite 250          260 Newport Center Drive, Suite 250
Newport Beach, California 92660              Newport Beach, California 92660
          (949) 631-8317                               (949) 631-8317
(Address and telephone number of             (Address of principal place
principal executive office)                  of business)

                             The Company Corporation
                                1013 Centre Road
                              Wilmington, DE 19805
                                 (302) 636-5440
            (Name, address and telephone number of agent for service)

                             ----------------------

                                   COPIES TO:
                            Lawrence W. Horwitz, Esq.
                             Senn Palumbo Meulemans
                       18301 Von Karmen Avenue, Suite 850
                              Irvine, CA 92612-1009
                                 (949) 442-0300

                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES TO BE        NUMBER OF SHARES       PROPOSED OFFERING     PROPOSED AGGREGATE    AMOUNT OF
REGISTERED                                     TO BE REGISTERED(1)    PRICE PER SHARE(2)    OFFERING PRICE        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock, $.001 par value (3)         2,741,617               $0.08                $219,329             $   58.99

----------------------------------------------------------------------------------------------------------------------------------
Shares of Common  Stock,  $.001 par value,          4,046,177               $0.08                $323,694             $   87.04
underlying warrants (4)
----------------------------------------------------------------------------------------------------------------------------------
          TOTAL                                     6,787,794                                    $872,616             $1,406.03

----------------------------------------------------------------------------------------------------------------------------------

(1) thehealthchannel.com, Inc. conducted a one for three reverse stock split on November 20, 2000. The share numbers set forth herein are based on post-split calculations.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 and based upon the average of the high and low prices for the Common Stock on April 23, 2001, as reported by the over-the-counter Pink Sheets. We expect that in the event the registered shares are sold, such shares will be sold at the then-current market price.
(3) 2,215,284 shares to be sold from time to time by other Selling Shareholders and, 526,556 shares to be sold from time to time by Les Dube and Irene Dube.
(4) 2,382,427 shares underlying warrants to be sold from time to time by other Selling Shareholders, and 1,663,750 shares underlying warrants to be sold from time to time by Laguna Pacific Partners, L.P. The warrants held by Laguna Pacific Partners, L.P. are subject to monthly increases under the terms of the warrant agreement by and between Laguna Pacific Partners, L.P. and thehealthchannel.com, Inc. The number of shares underlying the warrant set forth herein is based on adjustments made for February and March 2001.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED APRIL 25, 2001

                                   PROSPECTUS
                                   ----------

                           THEHEALTHCHANNEL.COM, INC.
                           --------------------------

                        6,787,794 Shares of Common Stock

         This prospectus covers 6,787,794 shares of the common stock, of thehealthchannel.com, Inc. The common stock will be sold solely by the selling stockholders.

          The securities offered hereby involve a high degree of risk.
              Please read the "Risk factors" beginning on page 2.

     Our common stock is currently trading on the pink sheets under "THCH".
                             ----------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    Our principal executive offices are located at 260 Newport Center Drive,
       Suite 250, Newport Beach, California 92660. Our telephone number is
                                 (949) 631-8317

                 The date of this prospectus is April 25, 2001.

                                TABLE OF CONTENTS
                                -----------------


PROSPECTUS SUMMARY .........................................................   1

THE OFFERING ...............................................................   2

SUMMARY FINANCIAL INFORMATION ..............................................   2

RISK FACTORS ...............................................................   3

TERMS OF THE OFFERING ......................................................   9

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS ....................  10

DIVIDEND POLICY ............................................................  10

SELECTED FINANCIAL DATA ....................................................  11

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS .................................................  12

ORGANIZATION OF THEHEALTHCHANNEL.COM .......................................  15

BUSINESS OF THE COMPANY ....................................................  17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ...............  22


EXECUTIVE COMPENSATION .....................................................  23

CERTAIN TRANSACTIONS .......................................................  24

INTEREST OF NAMED EXPERTS AND COUNSEL ......................................  24

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS ......................  25

SELLING SHAREHOLDERS .......................................................  26

PLAN OF DISTRIBUTION .......................................................  30

DESCRIPTION OF SECURITIES ..................................................  31

LEGAL MATTERS ..............................................................  31

EXPERTS ....................................................................  31

FINANCIAL STATEMENTS .......................................................  32

INFORMATION NOT REQUIRED IN PROSPECTUS .....................................  33

   EXHIBITS ................................................................  38
   --------
   UNDERTAKINGS ............................................................  41
   ------------

                               PROSPECTUS SUMMARY

     The following summary is only a summary and should be read in conjunction with, the more detailed information and the financial statements, including its notes, appearing elsewhere in this prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.


OUR BUSINESS

We operate thehealthchannel.com web site. We focus exclusively upon the development of business strategies and the acquisition of existing operations which satisfy the following three part test:

     -- is the business strategy/acquisition candidate in the healthcare industry?
     -- does implementation of the Internet materially improve the business? strategy/acquisition candidate?
     -- will the proposed plan generate projected revenues within six months and a return on our investment within twelve months of the deployment of our capital.

While we are continuously researching potential business strategies consistent with our own criteria set forth above, this prospectus describes four such strategies we are currently implementing:

     -- deployment of the Physicians Automated Attendant, a wireless based software system intended to automate multiple facets of a physician's practice and interface with large internet based information sites;
     -- deployment of continuing medical education programs by transmitting over the Internet virtual classrooms allowing healthcare industry professionals to comply with their continuing education requirements;
     -- providing broad healthcare information on our Internet site, coupled with advertising, on a variety of topics, with an increasing focus upon breast cancer; and
     --   making our web site easily accessible to wireless devices.


THE SELLING SHAREHOLDERS

This prospectus has been prepared to register shares of common stock that were previously issued to various individuals and entities. These securities are being registered because the holders of these securities have piggyback registration rights. A list of the securities being registered in this prospectus and the people and entities that own them appears in the "Selling Shareholders" section of this prospectus.

SECURITIES ISSUED TO LES DUBE AND IRENE DUBE AND TO LAGUNA PACIFIC PARTNERS

This prospectus will also register 526,556 shares of commons stock for sale from time to time by Les Dube and Irene Dube, as well as 1,663,750 shares of common stock underlying warrants for sale from time to time by Laguna Pacific Partners. Les Dube and Irene Dube and Laguna Pacific Partners are receiving these securities in connection with loans made to thehealthchannel.com.

SECURITIES ISSUED TO SENN PALUMBO MEULEMANS, LLP

This prospectus will also register 240,000 shares of common stock for the sale from time to time by Senn Palumbo Meulemans, LLP. Senn Palumbo Meulemans were issued these shares as a retainer for legal services to be performed by them for thehealthchannel.com.

                                  THE OFFERING

Common Stock Outstanding as of December 31, 2000            27,610,954

Common Stock and Shares Underlying Warrants Offered by
Selling Shareholders                                        6,787,794

Common Stock underlying warrants issued in connection
with loans made by Laguna Pacific Partners                  1,663,750

Risk Factors                                                The   securities   offered   hereby
                                                            involve  a high  degree of risk and
                                                            immediate substantial dilution. See
                                                            "Risk Factors."

OTC pink sheets trading symbol                                    THCH

                          SUMMARY FINANCIAL INFORMATION

     The following table presents our selected historical financial data derived from our financial statements. The historical financial data presented herein only summarizes basic data and should be read in conjunction with our financial statements and notes. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included elsewhere in this prospectus.


                                   Fiscal Year Ended   Fiscal Year Ended
                                   December 31, 2000   December 31, 1999
                                   -----------------   -----------------



Statement of
Operations Data:
Revenue                               $     10,765        $        -0-
Net Loss                              $  3,874,017        $  3,926,992
Net loss per share                    $       0.15        $       0.18


                                   December 31, 2000   December 31, 1999
                                   -----------------   -----------------


Balance Sheet Data:
Total assets                          $    570,995        $  1,081,060
Total liabilities                     $  1,639,857        $    510,967
Stockholder's equity                  $ (1,068,862)       $    570,093

                                  RISK FACTORS

     THE SECURITIES OFFERED IN THIS PROSPECTUS ARE VERY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PEOPLE WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. BEFORE PURCHASING THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION CONCERNING THEHEALTHCHANNEL.COM AND ITS BUSINESS CONTAINED IN THIS PROSPECTUS.


OUR INDEPENDENT ACCOUNTANT HAS ISSUED A GOING CONCERN OPINION. UNLESS WE CAN RAISE SUFFICIENT CAPITAL TO FUND OUR OPERATIONS, WE WILL BE FORCED TO CURTAIL AND/OR CEASE OPERATIONS.

Since our inception through December 31, 2000, we have not generated income from operations. As a result, out independent accountants issued a going concern opinion on the December 31, 2000 financial statements. In order to implement our business plane, w will need to raise equity and/or debt capital during calendar year 2001. If we are unable to raise such capital, we will be forced to reduce or delay implementation of our business plan. However, there is no guarantee that the curtailment of our business plan would be sufficient to permit us to continue as a going concern.

WE HAVE ONLY A LIMITED OPERATING HISTORY HAVE INCURRED FINANCIAL LOSSES SINCE INCEPTION AND THERE IS NO ASSURANCE WHEN, IF EVER, WE WILL BEGIN GENERATING PROFITS.

TheHealthChannel.com commenced implementation of its current business plan during the fourth quarter of 1999. Prior to July 1999 the assets currently comprising the internet site had been owned and operated by BioLogix, Inc. In April 1999, BioLogix launched a health oriented web site relying upon advertising on the website to generate revenues. We were unable to attract advertisers. As a result, in July 1999, we commenced development of the new business plan described in this prospectus. This new business plan has virtually no operating history and its financial success will be subject to all the risks inherent in the establishment of a new business enterprise. Additionally, thehealthchannel.com has operated at a loss for all of the periods for which financial statements are presented in this prospectus. It is uncertain whether consumers will be willing to pay for products and services over the internet at a level that will allow us to sustain long-term profitability. Further, many of our business plans for medical professionals we are currently implementing have never been deployed over the internet, thus it would be highly speculative to predict revenues or any level of profitability. We cannot assure you that we will ever operate profitably.


THERE IS INTENSE COMPETITION IN THE ON-LINE HEALTHCARE BUSINESS. MANY OF OUR COMPETITORS ARE MORE EXPERIENCED AND MUCH BETTER FINANCED. WE ANTICIPATE THAT COMPETITION WILL BECOME INCREASINGLY SEVERE IN THE FUTURE AS OTHER COMPANIES DEPLOY MEDICALLY ORIENTED WEBSITES.

We compete with other companies which have health care websites. These competitors include WebMD, DrKoop.com, InteliHealth, OnHealth, and YourHealth.com. These competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the Internet health field. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

WE ARE DEPENDENT UPON THE EFFICIENT DEPLOYMENT OF OUR INTERNET SITE AND RELATED BUSINESS STRATEGIES. IN THE EVENT OUR INTERNET TECHNOLOGY IS NOT ACCESSIBLE BY THE PUBLIC, FOR TECHNICAL REASONS, WE WILL SUFFER SEVERE NEGATIVE BUSINESS CONSEQUENCES.

Our business plans depend on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Similarly, the ability to track, measure, and report the delivery of advertisements, data and other information on our website depends on the efficient and uninterrupted operation of our system. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. While we have implemented certain systems intended to back-up our website and its data, despite these precautions, there is always the danger that human error or sabotage could substantially disrupt our website which could cause a loss of visitors to our site, damage to our systems, and bad publicity.

WE MAY ACQUIRE BUSINESSES THAT ARE SUBJECT TO GOVERNMENTAL REGULATIONS, SUCH AS LAWS ASSOCIATED WITH THE REGULATION OF THE DISTRIBUTION OF DRUGS, THE PRACTICE OF MEDICINE AND THE DISSEMINATION OF INFORMATION TO THE PUBLIC AND MEDICAL PROFESSIONALS.

The Federal Drug Administration and the various state-level medical licensing boards may regulate components of our business as our business plan is deployed. It is uncertain how these governmental agencies will react to the newly established Internet healthcare field. There can be no assurance that any such regulatory requirements will not have a adversely effect our business, financial condition or results of operations.

THE INTERNET HAS BEEN THE SUBJECT OF CONSTANT TECHNOLOGICAL CHANGE. IF WE ARE UNABLE TO SUCCESSFULLY AND TIMELY INCORPORATE THESE CHANGES INTO OUR BUSINESS PLAN, OUR SERVICES MAYBE RENDERED OBSOLETE.

The Internet is at an early stage, especially associated with the medical industry. Technological changes will occur which virtually immediately impact upon our business strategies. If we are unable to either predict such changes in advance or rapidly adjust our plans and technologies to reflect these changes, our business plans and internet site could be rendered obsolete within a very short period of time. These changes include both the development of hardware which will allow more information to be sent using less of the bandwidth available to send information over the Internet, the development of software which may improve the presentation to users of the Internet or the deployment of business strategies focusing upon these changes, rendering the companies business plan noncompetitive.

OUR BUSINESS IS DEPENDENT ON THE CONTINUED GROWTH AND USE OF THE INTERNET, AS WELL AS THE EFFICIENT OPERATION OF THE INTERNET.

The Internet based information market is new and rapidly evolving. Our business is heavily dependent upon an increasing Internet usage, particularly by consumers and physicians. Our business would be materially adversely affected if Internet usage does not continue to grow or grows slower than currently projected. Further our business will be adversely effected if consumers or professionals fail to use the Internet in sufficient numbers to allow our business plans to be successfully implemented. Internet usage may be inhibited for a number of reasons, such as:

     o    Inadequate network infrastructure;

     o    security concerns;

     o    inconsistent quality of service; and,

     o    unavailability of cost-effective, high-speed access to the Internet.

While these problems may occur in deploying any Internet business plan, risks unique to our specific business plan focusing upon the Internet healthcare sector include:

     o Many consumers may have privacy concerns regarding placing personal medical information over the Internet, thus decreasing the potential traffic that our Internet site may generate and the information we may be able to secure from this traffic.

     o Certain business strategies deployed by us toward medical professionals may require that such professionals substantially change their methods of operating, many of which may be ingrained in their professional practice for many years. These professionals may resist, or even refuse to implement the changes that our new technologies and business methods present. Such resistance could prohibit the success of the Company in marketing its products and services to medical professionals, thus materially and adversely effecting our financial operations.

THERE ARE CURRENTLY LEGAL UNCERTAINTIES RELATING TO THE INTERNET. AS A RESULT, IT IS DIFFICULT TO PREDICT WHAT, IF ANY IMPACT THESE REGULATIONS WILL HAVE UPON OUR OPERATIONS. IT IS POSSIBLE THAT SOME OF THESE REGULATIONS MAY SUBSTANTIALLY INCREASE OUR COSTS OF DOING BUSINESS AND PROHIBIT CERTAIN BUSINESS STRATEGIES WE WISH TO DEPLOY.

Federal and state laws and regulations addressing issues such as:

     o    user privacy;

     o    pricing;

     o    online content regulation;

     o    taxation and the characteristics; and,

     o    quality of online products and services.

OUR DATABASE WILL CONTAIN EXTREMELY SENSITIVE INFORMATION REGARDING THE HEALTH CONDITION AND INTERESTS OF OUR USERS. TO THE EXTENT WE ARE UNABLE TO ASSURE ABSOLUTE PRIVACY TO THESE USERS, OUR BUSINESS MAYBE SEVERELY AND ADVERSELY EFFECTED.

While most Internet companies have concerns about protecting the privacy of their users, these concerns are one of the primary business problems facing us. These concerns include:

     o An individual's personal health and interests in healthcare information are viewed as extremely private. Any indication that such information might be available to a third party might materially reduce traffic and interest in our internet site;

     o The increasingly aggressive and creative attacks by third parties to enter Internet data bases may increase the concerns of parties who might otherwise access our Internet site; and,

     o We will be forced to continuously monitor and upgrade our security precautions imposing increased operating costs upon our budget.


WE ARE DEPENDENT UPON THE KEY SERVICES OF MESSRS. SHEA AND LONERGAN WITH WHOM WE HAVE EMPLOYMENT AGREEMENTS, BUT THEY, MAY DESIRE TO TERMINATE THEIR RELATIONSHIP WITH THE COMPANY AT ANY TIME, CAUSING A SEVERE DISRUPTION IN OUR OPERATIONS.

Our success depends, to a significant extent, upon a number of key employees, including our President, Donald Shea, and our Vice President, Chief Operations Officer, Secretary, and Chief Financial Officer, Thomas Lonergan. Specifically, Mr. Shea has been involved in the development of the company's new business plan including its increasing focus on wireless medical industry applications. Mr. Lonergan has been very active in identifying strategic joint venture and advertising opportunities, as well as, fundraising and investor relations. The loss of services of one or more of these employees could have a material adverse effect on our business. We believe that our future success will also depend in part upon our ability to attract, retain, and motivate qualified personnel. Competition for such personnel is intense. There can be no assurance that we can attract and retain such personnel. We do not have "key person" life insurance on any of our employees.



OUR COMMON STOCK IS CURRENTLY CLASSIFIED AS A "PENNY STOCK" WHICH COULD CAUSE INVESTORS TO EXPERIENCE DELAYS AND OTHER DIFFICULTIES IN TRADING SHARES IN THE STOCK MARKET

Our common stock is quoted and traded on the Over-the-Counter Pink Sheets ("Pink Sheets"). As a result, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the stock as compared to securities which are traded on the NASDAQ trading market or on an exchange. While it is our intention to apply for quotation on the Over-the-Counter Bulletin Board upon approval of this registration statement, there is no assurance that we will successfully recommence trading on the bulletin board.

In addition, trading in our common stock is covered by what is known as the "Penny Stock Rules." The penny stock rules require brokers to provide additional disclosure in connection with any trades involving a stock defined as a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing penny stocks could limit the ability of brokers to sell the shares offered in this prospectus and thus the ability of the purchasers of this offering to sell these shares in the secondary market. Our stock will be covered by the penny stock rules until it has a market price of $5.00 per share or more, subject to certain exceptions The trading price of our stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcement of technological innovations or new products by us or our competitors, and other events or factors. In addition, in recent years the stock market has experienced extreme price and volume fluctuations that have had a substantial effect on the market prices for many Internet companies, which may be unrelated to the operating performance of the specific companies.

MOST OF OUR SHARES OF COMMON STOCK OF WILL BECOME ELIGIBLE FOR PUBLIC SALE OVER THE NEXT YEAR, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE STOCK.

As of December 31, 2000, thehealthchannel.com had outstanding approximately 27,610,954 shares that are classified as "restricted securities" as that term is defined under Rule 144 of the Securities Act of 1933, as amended. Most of these shares have been held by shareholders for at least one year and may be entitled to be sold under Rule 144. In addition, we are registering:

     -- 2,741,617 shares and 4,046,177 shares underlying warrants for other Selling Shareholders which include:
     --   526,556 shares for Les Dube and Irene Dube, and
     --   1,663,750 shares underlying warrants for Laguna Pacific Partners, L.P.

If a significant number of shares are offered for sale through the public securities markets simultaneously, it would have a depressive effect on the trading price of common stock. See "Description of Securities."

WE MAY HAVE CONTINGENT LIABILITIES RESULTING FROM OUR RECENT PRIVATE PLACEMENT.

We have engaged in a private placement of securities from September 1999 up to the date of this prospectus. During this period of time, we sold securities to investors based on our most recent closing price on the OTC Bulletin Board or the Pink Sheets. The prices at which these securities were sold fluctuated widely, based on fluctuations in our closing prices. We cannot preclude the possibility that an investor or investors who purchased securities in the private placement will claim that we failed to fully disclose the fact that fluctuation in the market for our stock would cause adjustment in the price of the private placement. In the event any shareholder were to successfully prosecute an action against us on this issue, the shareholders who were investors in this private placement may be entitled to damages including a right to rescind their investment entitling them to a return of their gross investment. The net amount raised in the private offering was $1,410,780. According, assuming that the shareholders were entitled to a return of their investment damages to the company would, at the minimum, be equal to $1,410,780 and could exceed that amount. Such a damage award would have a severe and adverse effect on our business, including but not limited to impacting our ability to continue as a going concern.

OUR TERMINATION OF THE SWARTZ TRANSACTIONS MAY EXPOSE US TO LIABILITY TO SWARTZ UNDER THE TERMS OF THE SWARTZ AGREEMENTS.

We obtained a $30 million equity line from Swartz Private Equity LLC, subject to registration with the SEC and governed by a percentage of our trading volume. This equity line was governed by our investment agreement with Swartz that provided that we may place puts to Swartz over a three-year period. As a result of a conversation with the SEC, we determined that it was highly unlikely that the Swartz transaction would clear comments based upon certain insurmountable aspects of the Swartz deal. As such, we determined that it as not in the best interest of the company to continue with this transaction and have terminated the agreement with Swartz. We remain willing to work with Swartz on future dealings should they be able to demonstrate that their transaction structure could pass scrutiny. Nonetheless, the termination of the Swartz agreement, according to its terms, requires the payment of a "break-up" fee of $200,000. While we believe that no fee is due Swartz, based on the legal impossibility of this agreement, Swartz may attempt to pursue remedies against the company. While we firmly believe that Swartz would not prevail in any action against us, there is no guarantee that they will not recover substantial damages against us. Given the current lack of revenues and funding available to us, a damage award could have an adverse effect on our business operations.

WE HAVE BEEN ADVISED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") THAT CERTAIN TRANSACTIONS INVOLVING THEHEALTHCHANNEL.COM MAY HAVE BEEN IN VIOLATION OF THE SECURITIES LAWS.

We have been advised by the Securities Exchange Commission ("SEC") that the exchange of BioLogix shares for shares of thehealthchannel.com may have constituted an unregistered public offering in violation of applicable state and federal securities laws. While we have provided correspondence to the SEC denying these allegations, the SEC has indicated that it continues to disagree with our position. If we have engaged in an unregistered public offering, this would constitute a violation of the Securities Act of 1933 and applicable state laws and would make us potentially liable to legal action by the SEC and state security regulators and our shareholders. In the event any of these parties were to successfully prosecute an action based on these allegations, it would have a severe and adverse effect on our business. We may be required to pay monetary damages and penalties, and may be subject to a court-imposed injunction, or may be forced to enter into a consent decree with the SEC. At the very least, damages could take the form of a rescission order permitting the shareholders who exchanged their shares of BioLogix for shares; of thehealthchannel.com, Inc., to receive a return of their BioLogix shares or, damages could be monetary; requiring the company to pay to the investors the fair market value of their shares at the time of the exchange. This dollar amount would be so high a number that there would be a substantial likelihood that we would be forced to cease operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

Statements made in this prospectus regarding our funding requirements and the timing of and potential for our business constitute forward-looking statements under federal securities laws. Such statements are subject to certain risks and uncertainties that could cause the rate at which we incur expenses and conduct our business to differ materially from those projected. Our ability to proceed with the marketing and development of our business in accordance with the dates anticipated is subject to all of the risks discussed in this prospectus and our ability to estimate the time period for which revenues will fund our operations is subject to substantial uncertainty. Undue reliance should not be placed on the dates and time periods discussed in this prospectus. These estimates are based on the current expectations of our management, which may change in the future due to a large number of unanticipated future developments.

                              TERMS OF THE OFFERING

     Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions on the pink sheets, or the OTC Bulletin Board in the event the Company is relisted on the OTC Bulletin Board. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve NASD licensed broker-dealers.

     The selling shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

     Each selling shareholder and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

     We have notified the Selling Shareholders of the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

     We are informing the Selling Shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, may apply to their sales in the market and have provided the Selling Shareholders with a copy of such rules and regulations.

     Selling Shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such rule.

             MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

     Our common stock was quoted on the over-the-counter bulletin board system since April 1998, formerly under the symbol IVTX. Following our name-change to thehealthchannel.com, our symbol was changed to THCL. On November 17, 2000, when our one for three reverse stock split went effective, we received our current symbol, THCH. Our common stock is currently quoted on the over-the-counter pink sheets published by the National Quotation Bureau under the symbol THCH.

     The following table sets forth the high ask and low bid prices for our common stock as reported on the OTC bulletin board until January 12, 2000 and as reported on the over-the-counter pink sheets as of January 13, 2000 and through the present.

     The prices below also reflect inter-dealer quotations, without retail mark-up, mark-down or commissions and may not represent actual transactions:

     Period Reported                                     High Ask    Low Bid
     ---------------                                     --------    -------


     Quarter ended June 30, 1998*                           7.50       3.33
     Quarter ended September 30, 1998*                      6.33      2.625
     Quarter ended December 31, 1998*                       5.25       1.69
     Quarter ended March 31, 1999*                          9.00       1.69
     Quarter ended June 30, 1999*                           9.75       0.50
     Quarter ended September 30, 1999                     13.875       0.94
     Quarter ended December 31, 1999                        2.44       0.80
     Quarter ended March 31, 2000                           4.22       0.66
     Quarter ended June 30, 2000                            1.69       0.47
     Quarter ended September 30, 2000                       1.41       0.80
     Quarter ended December 31, 2000                        0.06       0.05
     Quarter ended March 31, 2001                           0.09      0.085


     *We believe the price prior to July 1999 may not be relevant in  evaluating
our   current   operations   as  this   was   prior   to  our   acquisition   of
thehealthchannel.com website.


     Since January 2000 there has been little market making activity on the pink sheet market for our stock. The price of the stock has fluctuated between $0.20 and $1.00 per day during this time period. As of April 23, 2001, our common stock closed at $.08.


     As of December 31, 2000, there were approximately 481 holders of our common stock, as reported by our transfer agent.

                                 DIVIDEND POLICY

     We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

                             SELECTED FINANCIAL DATA


     The following selected financial data is a summary and should be read in conjunction with, the financial statements, related notes to financial statements and Report of Independent Public Accountants, and Management's
Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere. The following tables summarize certain selected financial data of thehealthchannel.com for the fiscal years ended December 31, December 31, 2000 (audited). The data has been derived from financial statements included elsewhere in this prospectus. No dividends have been paid for any of the periods presented.



                                                                           Period from Inception
                                      Fiscal Year      Fiscal Year Ended  (September 6, 1996) to
                                   December 31, 1999   December 31, 2000     December 31, 2000
                                   -----------------   -----------------     -----------------

Statement of
Operations Data:
Revenue                               $     10,765        $        -0-          $     10,765
Net Loss                              $  3,874,017        $  3,926,992          $  9,548,393
Net loss per share                    $       0.15        $       0.18

                                   December 31, 2000   December 31, 1999
                                   -----------------   -----------------

Balance Sheet Data:
Total assets                          $    570,995        $  1,081,060
Total liabilities                     $  1,639,857        $    510,967
Stockholder's equity                  $ (1,068,862)       $    570,093


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS

     The following discussion regarding our financial statements should be read in conjunction with our financial statements included herewith.

OVERVIEW

     We are engaged in the business of providing healthcare information over the Internet.

RESULTS OF OPERATIONS



     The following table sets forth, for the periods indicated, selected financial information:


---------------------------------------------------------------------------------------------

                                     Year Ended        Year Ended     Period  from  Inception
                                    December 31,      December 31,      (September 4, 1996)
                                        1999              2000          to December 31, 2000
---------------------------------------------------------------------------------------------
Total revenue                       $        -0-      $     10,765          $     10,765

---------------------------------------------------------------------------------------------

Cost of revenue                     $        -0-      $        -0-          $        -0-

---------------------------------------------------------------------------------------------

Gross profit                        $        -0-      $     10,765          $     10,765

---------------------------------------------------------------------------------------------

General, administrative,
and selling expenses                $ (3,460,728)     $ (3,884,782)         $ (7,345,510)

---------------------------------------------------------------------------------------------

Loss from continuing
operations                          $ (3,460,728)     $ (3,874,017)         $ (7,334,745)

---------------------------------------------------------------------------------------------

Loss on discontinued
operations                          $   (466,264)     $        (--)         $ (2,213,648)

---------------------------------------------------------------------------------------------

Loss before taxes                   $ (3,926,992)     $ (3,874,017)         $ (9,548,393)

---------------------------------------------------------------------------------------------

Taxes on income                     $        -0-      $        -0-          $        -0-

---------------------------------------------------------------------------------------------

Net loss                            $ (3,926,992)     $ (3,874,017)         $ (9,548,393)

---------------------------------------------------------------------------------------------


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FISCAL YEAR ENDED DECEMBER 31, 2000 COMPARED TO DECEMBER 31, 1999.

REVENUE

     We are a development stage company. Revenues for the fiscal year ended December 31, 1999 of $10,765 were derived from advertising associated with our wireless strategy compared to no revenues for the fiscal year ended December 31, 1999.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses amounted to $3,884,782 for the year ended December 31, 2000 as compared to $3,460,728 in 1999. This included expenses for website development of $450,000 in 2000 as compared to $196,000 in 1999, depreciation and amortization expense of $333,830 in 2000 as compared to $135,230 in 1999, rent of $45,000 in 2000 as compared to $1,000 in 1999, non-cash  stock  based  compensation  of  $1,290,671  in  2000  as  compared  to
$2,611,423 in 1999 and compensation of $477,000 in 2000 as compared to $96,000 in 1999. The increases reflect our upgraded website which was launched in July 2000, and the continued development of our wireless strategy, renting of our new facility effective April 2000, and an increase in staffing as we are implemented our planned growth and development strategy. Additionally, the following expenses were also recorded during the year ended December 31, 2000, (a) an expense of approximately $345,000 in interest was recorded in relation o our bridge loan financing in 2000, of which $330,835 was non-cash related and (b) a non-cash expense of approximately $300,000 was recorded as settlement of litigation expense related to Michael Grandon.

     This included expenses for website development of $450,000 in 2000 as compared to $196,000 in 1999, depreciation and amortization expense of $333,830 in 2000 as compared to $135,230 in 1999, rent of $45,000 in 2000 as compared to $1,000 in 1999, non-cash stock based compensation of $1,290,671 in 2000 as compared to $2,611,423 in 1999 and compensation of $477,000 in 2000 as compared to $96,000 in 1999. The increases reflect our upgraded website which was launched in July 2000, and the continued development of our wireless strategy, renting of our new facility effective April 2000, and an increase in staffing as we our implemented our planned growth and development strategy. Additionally, the following expenses were also recorded during the year ended December 31, 2000, (a) an expense of approximately of $345,000 in interest was recorded in relation to our bridge loan financing in 2000, of which $330,835 was non-cash related and (b) a non-cash expense of approximately $300,000 was recorded as settlement of litigation expense related to Michael Grandon.

LOSS FROM OPERATIONS

     We incurred a loss from operations of $3,874,017 for the year ended December 31, 2000 compared to a loss of $3,460,728 for 1999. The operations of our predecessor company, Innovative Tracking Solutions Corporation ("IVTX") in 1999 are presented as discontinued operations as a result of the transfer of its assets and liabilities to a private company. The operations of the old IVTX are not related to the operation of thehealthchannel.com business going forward.

NET LOSS

     We had a net loss of $3,874,017, for the year ended December 31, 2000, compared to a loss of $3,926,992 in 1999.

LIQUIDITY AND CAPITAL RESOURCES

     Since our inception, we have primarily funded our capital requirements through private equity infusions. Commencing in September of 1999 and closing in August, 2000, we conducted a private offering, to accredited investors only, of units, each unit consisting of one share of our common stock and one warrant exercisable for a term of two years. All shares purchased in this offering, as well as all shares underlying warrants purchased in this offering, have
piggyback   registration  rights  and  are  entitled  to  be  included  in  this prospectus. As adjusted for our one for three reverse split, we originally priced this offering at $2.25 per unit with a $2.25 exercise price on the warrants. However, the price of our publicly traded stock dropped precipitously since the beginning of this private offering and we subsequently offered the units at lower prices.

     Company management has raised net proceeds of $1,410,780 under this private offering. No NASD-registered broker-dealers were involved in this offering. This private offering is exempt from the registration requirements pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

     We obtained a $30 million equity line from Swartz Private Equity LLC, subject to registration with the SEC and governed by a percentage of our trading volume. This equity line was governed by several agreements with Swartz. As a result of our conversations with the SEC, we determined that it is highly unlikely that the Swartz transaction would clear comments. As such, we determined that it as not in the best interest of the company to continue with this transaction and have terminated the agreement with Swartz and canceled the warrants provided to Swartz as part of the transaction. We remain willing to work with Swartz on future transactions should they be able to demonstrate that their transaction structure could pass scrutiny. Nonetheless, termination of the Swartz agreement, according to its terms, requires the payment of a "break-up" fee of $200,000. While we believe that no fee is due Swartz and, we have the legal right to cancel the warrants and terminate the agreements, Swartz may attempt to pursue remedies against the company. While we firmly believe that Swartz would not prevail in any action against us, there is no guarantee that they will not recover substantial damages against us. These damages at a minimum would include the break up fee and an order to reissue the warrants. Given the current lack of revenues and funding available to the company, a damage award could have an adverse effect on our business operations.

     We received a loan in the amount of $250,000 from Laguna Pacific Partners L.P., a Delaware limited partnership. This loan is made pursuant to a secured note that bears interest at the rate of 6% and is payable on the earlier of February 3, 2001 or the effective date of this prospectus. The due date of this loan has been extended to the earlier of May 1, 2001, or the effective date of this prospectus. The loan is secured by all of our assets. In consideration for making this loan to us, Laguna Pacific Partners received a warrant for common stock equal to the quotient of $250,000 divided by the closing bid of our stock immediately preceding the effective date of this prospectus. The term of this warrant is five years and the exercise price is $1 in the aggregate. The warrant agreement contains terms, which increase the number of shares underlying the warrants commencing February 1, 2001 at the rate of 10% per month, compounding on a monthly basis, until the effective date of our registration statement. The number of shares being registered under this registration statement includes the monthly increase for February, March and April, 2001.

     On August 18, 2000, we received a loan in the amount of $250,000 from Les Dube and Irene Dube. This loan is made pursuant to a note, which bears interest at the rate of 6% and is payable on the earlier of February 18, 2001 or the effective date of this prospectus. The due date of this loan has been extended to the earlier of May 23, 2001, or the effective date of this prospectus. This loan was issued in consideration for 526,556 shares of common stock. These shares are being registered in this prospectus, and, upon repayment of this loan; these shares are to be retained by Les Dube. On the effective date of this prospectus, Les Dube may sell these shares.

     As of December 31, 2000, we had outstanding current liabilities of $1,639,857 of which $788,349 has been approved by the Board of Directors to be settled by issuance of stock. The balance of $856,508 consists mainly of accounts payable of approximately $145,000, accrued professional fees of approximately $143,000, of which $95,000 will be satisfied by the issuance of common stock, and accrued officers' salaries $190,000. All officers of the company have agreed to defer their compensation or receive their compensation in the form of equity until such time as the company has the financial ability to pay them. It is anticipated that loans payable will be repaid from online and wireless revenue. Our current ratio is .01. After adjusting for items that will be satisfied by stock issuance and loans payable, the new current liabilities would be $273,672 resulting in a current ratio of .09.

     We recognize that the company must generate additional resources to enable it to continue operations. Our plans include the sale of additional equity and debt securities to various private equity funds ranging from $1,000,000 to $15,000,000. In addition, with infusion of capital from equity funding, we plan to generate significant revenues resulting in positive cash flows by year-end. However, no assurance can be given that we will be successful in raising additional capital. Further, there can be no assurance, assuming we successfully raise additional funding, that we will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, we will not be able to meet our obligations and will have to cease operations.

     During January 2001, we changed the estimated useful life of our Website and related technology from 3 years to 2 years. The effect of this change in accounting estimate will result in an accelerated amortization of our website and related technology in full by June 30, 2001. The net book value of approximately $525,000 as of December 31, 2000, will be fully amortized by June 30, 2001.

     We do not believe that inflation has had a significant impact on our operations since our inception.

FUTURE PLAN OF OPERATION

     The company's overall plan of operations for the next 12 months include significant website development in four primary areas:

a) Further develop, promote and increase product offerings in its industry leading "Anywhere, Anytime(TM)" mobile and wireless strategy. Thehealthchannel.com was a first time mover in the health sector with this technology application.
b) Broaden overall content offerings in the areas of general health content and delivery of health goods and services.
c)   Deliver a number of "deep vertical" products in specific health topics.
d) Implement the business-to-business revenue generating products covering a number of health areas including some unique products not currently in the marketplace.

     The company's overall plan of operation also includes completion of strategic acquisitions for the purposes of revenue/profit enhancement, content development, and increased traffic to the website.

     We are currently conducting product research and development in the areas of general health content, broadening and strengthening our health information delivery, as well as conducting research and development in the areas of premier health product offerings (deep verticals) and mobile and wireless communication. In addition we will continue to develop its business-to-business goods and services products.

     We recently purchased (through the inclusion of our new operations center lease) the necessary infrastructure to grow and reduce our operational costs by bringing a majority of our software development in-house.

     We expect to add approximately 5-10 new employees in the next fiscal year.

AVAILABLE INFORMATION

     We are presently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 along with all amendments and exhibits to it under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the SEC pursuant to the Act and the rules and regulations of the thereunder.

     The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, you should refer to the filed document for the complete details. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. thehealthchannel.com's securities are currently quoted on the over-the-counter market under the symbol "THCH."

FORWARD LOOKING STATEMENTS

     This registration statement contains forward-looking statements. The company's expectation of results and other forward-looking statements contained in this registration statement, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; and competitive factors, such as pricing and marketing efforts. These and other factors may cause expectations to differ.

                      ORGANIZATION OF THEHEALTHCHANNEL.COM

HISTORY

     Innovative Tracking Solutions Corporation, also known as "IVTX" was incorporated under the laws of the state of Delaware on September 4, 1996.

     In March 1998, a market maker filed a 15c2-11 statement with the National Association of Securities Dealers, Inc. and IVTX's stock was cleared for quotation on the Over-the-Counter Bulletin Board under the symbol "IVTX" on April 21, 1998.

     In early 1999, IVTX management determined that the "public" status of IVTX was detrimental to IVTX's operations due to the time and expense burdens of being a public company.

     On April 14, 1999, IVTX transferred all of its assets and liabilities based on majority stockholder approval to a newly formed private company, Innovative Tracking Solutions, Inc., a Nevada corporation.

     In June 1999, IVTX met the management of BioLogix, Inc. BioLogix was a diversified public company which owned a number of assets, including a consumer-based health care website located at http://www.thehealthchannel.com. IVTX and BioLogix each reorganized as follows:

     o In July 1999 IVTX completed a 28.2 for 1 forward stock split. The officers of IVTX were paid $250,000 cash in exchange for their shares for the purpose of financing the operation of the IVTX assets, which had been transferred to a private corporation in April 1999.

     o The other 36 IVTX shareholders were provided with the alternative of either retaining two of their post-split IVTX shares and contributing the balance to an exchange pool (as discussed more fully below) or exchanging their shares for shares in Innovative Tracking Solutions, Inc., a Nevada corporation, the privately held corporation into which the IVTX operating assets had been transferred. Thirty-five of these 36 IVTX shareholders elected to retain two shares and contribute the balance to the exchange pool.

     o In July 1999 the Internet website and associated technology located at www.thehealthchanel.com were transferred by BioLogix, Inc. to IVTX. The name of IVTX was changed to thehealthchannel.com

     o The BioLogix shareholders were provided with the alternative of retaining their BioLogix shares or retiring their BioLogix shares, on a one for one basis, in exchange for IVTX shares contained in the exchange pool (which as noted above had changed its name to
          TheHealthChannel.com). There were approximately 800 BioLogix shareholders and approximately 650 of these shareholders elected to exchange their BioLogix shares for THCL shares.

     The SEC has expressed certain concerns regarding whether the above reorganization was conducted in accordance with applicable state and federal securities laws. The SEC has alleged that the exchange of BioLogix shares for shares of thehealthchannel.com may have constituted an unregistered public offering. While we have provided correspondence to the SEC denying these allegations, the SEC has indicated that it continues to disagree with our position. If we have engaged in an unregistered public offering, this would constitute a violation of the Securities Act and would make us liable to legal action by both the SEC and our shareholders.

     In the event the SEC or any shareholder was to take and successfully prosecute an action based on these allegations, it would have a severe and adverse effect on the company. We may be required to pay monetary damages and penalties and may be subject to a court-imposed injunction, or may be forced to enter into a consent decree with the SEC. If any of these events were to occur it would likely immediately and severely impact our operations and business, possibly impairing our ability to continue as a going concern.

     In addition, we may be subject to contingent liabilities arising form our private placement of securities, which commenced in September 1999 and continued to August 2000. During this private placement, shares were sold based on our stock's most recent closing cost on the OTC Bulletin Board or on the pink sheets after we were no longer quoted on the OTC Bulletin Board. Therefore, the price of the securities sold in this private placement fluctuated widely, following fluctuations in our closing prices. It is possible that an investor or investors who participated in the private placement may claim that we did not fully disclose that the price to be paid under the private offering fluctuated with the market price for our stock. In the event such investor or investors successfully prosecuted such an action against us, we may be forced to refund investor's money and pay damages.

     Finally, our conversations with the SEC has led us to conclude that transactions involving Swartz Equity will not clear comments and that there are serious problems with the legality of Swartz's form of transaction.

     We obtained a $30 million equity line from Swartz Private Equity LLC, subject to registration with the SEC and governed by a percentage of our trading volume. This equity line was governed by several agreements with Swartz. We determined that it is highly unlikely that the Swartz transaction would clear comments. As such, we determined that it as not in the best interest of the company to continue with this transaction and have terminated the agreement with Swartz and canceled the warrants provided to Swartz as part of the transaction. Termination of the Swartz agreement, according to its terms, requires the payment of a "break-up" fee of $200,000. While we believe that no fee is due Swartz and, we have the legal right to cancel the warrants and terminate the agreements, Swartz may attempt to pursue remedies against the company. While we firmly believe that Swartz would not prevail in any action against us, there is no guarantee that they will not recover substantial damages against us. These damages at a minimum would include the break up fee and an order to reissue the warrants. Given the current lack of revenues and funding available to the company, a damage award could have an adverse effect on our business operations.

                            BUSINESS OF THE COMPANY

THE HEALTHCARE INDUSTRY

     The healthcare industry is comprised of a myriad of physicians practicing through a variety of organizational entities and payment plans, hospitals, operated both for profit and not for profit, owned by a variety of small and large operators; and ancillary service providers, such as laboratories and out-patient surgical clinics, again owned and operated by many different types and sizes of companies. Large insurance companies who offer a variety of payment plans to the consumer substantially control the revenue and costs of this giant conglomeration of companies and professional personnel.

     This industry generates an enormous amount of information, paperwork, data and transactions, none of which is standardized nor controlled by any single entity or organizational protocol. Different insurance companies require different forms; different providers require different intake information for patients, different hospitals require different approvals be obtained by consumers from their insurance companies.

     At first glance, it would seem that such an enormous, information intensive industry would be an obvious candidate for the launch of a successful Internet company. The exact opposite has actually been the case.

THE HEALTHCARE INTERNET INDUSTRY

     While many Internet healthcare companies have deployed extensive health information libraries useful to both consumers and medical professionals, it is our belief that none of these companies have taken the promise of the Internet and profitably applied it in the healthcare field.

     In fact, a number of publicly held Internet healthcare companies, such as Dr. Koop, Healtheon/WebMD, and Onhealth.com have sustained large losses recently. We believe these losses have been generated primarily through the expenditure of enormous marketing budgets intended to create "brand awareness" and deliver visitors to the website among healthcare professionals and consumers.

     We believe that the large losses suffered by these healthcare Internet companies demonstrate that their business models, to date, may be failing. In July 1999, simultaneous with the acquisition of thehealthchannel.com Web site by thehealthchannel.com, Inc., our management began to consider the financial and business consequences of the healthcare industry business plans deployed throughout the Internet. We focused exclusively upon deploying a diversified business plan throughout various sectors of the healthcare industry utilizing the Internet and associated technologies. This plan would focus upon immediate requirements to generate potential profits, while avoiding the massive marketing budgets currently plaguing the leading companies in the healthcare Internet sector. While there is no assurance that such profits will ever eventually be generated, the plan set forth below is intended to attempt to accomplish profitability within six months of each project's full deployment and a return on our investment within one year.

THEHEALTHCHANNEL.COM SOLUTION

INTRODUCTION

     As of July 1999 we have focused exclusively upon the development of business strategies and acquisition of existing operations, which satisfy the following three-part test:

     o Is the business strategy/acquisition candidate in the healthcare industry which may be controlled by us?
     o Does implementation of the Internet materially improve the business strategy/acquisition candidate?
     o Can the proposed plan generate projected revenues within six months and a return on our investment within twelve months of the deployment of our capital?

     We believe that the following discussion of our business plan provides the infrastructure that is now prepared to efficiently deploy a substantial capital raise into the healthcare Internet sector. Our plans diversify among both healthcare industry consumers and healthcare industry professionals.

PRODUCTS MARKETED TO HEALTHCARE PROFESSIONALS

     We have focused our product development efforts in identifying Internet based products and services which will increase the productivity of healthcare professionals by either automating traditional paper-based or manual processes, or by providing additional revenue sources for the healthcare professional community.

     We are currently developing three products specifically directed toward physicians:

     o Our revenue sharing program with the Institute for Medical Studies, Inc., a continuing medical education company;

     o The Physicians Automated Attendant, a software system which will be integrated into our internet site, accessible through wireless portable devices, automating the process of drug prescription and insurance billing; and,

     o    Physician Pro Care obesity program.

     thehealthchannel.com has entered into a revenue sharing agreement with the Institute of Medical Studies to exchange Internet links and to jointly create Internet continuing education programs. This agreement terminates on September 29, 2002. Under the terms of the agreement, thehealthchannel.com will give IMS 10% of the revenue received by thehealthchannel.com for the continuing medical education programs. In addition, IMS will receive a fee for accreditation services which is 10% of any such program's budget. As consideration for entering into the agreement, IMS received warrants to purchase 400,000 common shares at $.30 per share.

     According to their management, the Institute for Medical Studies has for more than ten years provided physicians throughout the world with continuing medical education programs involving virtually every area of the medical practice, from new surgical techniques to certifications for prescribing new drugs. These programs have typically been provided in a traditional classroom setting requiring physicians to travel to the class's location. The preparation of these classes involves the development of extensive materials and the hiring of a number of prominent physicians in each field. Classes will be both "real time" allowing Internet participants to interact with the presenter, as well as archived, allowing physicians to view classes previously provided. Providing such classes over the Internet involves extremely new technologies and business models. There is no assurance that we will successfully provide such classes over the Internet or if we are successful in providing such classes that physicians will regularly access these classes through our Internet site, rather than continue to attend traditional classroom presentations. To date, thehealthchannel.com has not offered any such classes, nor has it received any revenues from the agreement.

     We are also developing a web-based product entitled the Physicians Automated Attendant. This product is at an early stage of development. However, it is our intention that this software system would be installed on wireless devices which shall access our website providing patient prescriptions and adjudication of insurance claims. We anticipate that the initial prototypes of this product will be completed during the first quarter of the year 2001. We believe that there are a number of companies developing products, which will directly compete with the Physicians Automated Attendant. Further, since this product involves newly deployed technology, there is no assurance that the technology will be successfully developed or that if it is successfully developed, that physicians will utilize such technology at a level that will be financially practicable for our business plan.

     Medical professionals are embracing handheld devices to write prescriptions, access drug databases, remotely access and manage front office operations and communicate more effectively with patients, staff and other health care providers. No company is currently providing medical professionals with up to the minute news and information about the profession and/or their medical specialty.

     Physician Pro Care is one of the leading professional obesity programs designed for people who are clinically obese (50 lbs. overweight). The supplemental products that are offered as part of the program will be further distributed through our website. It is anticipated that this can be significant revenue enhancement due to the increased exposure related to the distribution through the Internet.

HEALTHCARE INDUSTRY CONSUMER PRODUCTS

     The centerpiece of our consumer products strategy is our website located at www.thehealthchannel.com. We have engineered our website completely in-house, through the efforts of our web design team and in close collaboration with new content and database integration partners. The site provides increased ease of navigation, enhanced personalization, and interaction through on-line chat communities, increased ad and sponsorship banner space and healthcare management via the "Conditions & Symptoms" research tool. The site focuses on alternative care as well as traditional medicine and provides offerings for consumer and professional users. The site was built utilizing the latest hardware and back end  systems  that have been  tested and  configured  for  optimal  performance, reliability, stability and efficiency. We have entered into an agreement with NewsEdge, to provide eHealth content consisting of approximately 90 articles daily, which are added to thehealthchannel.com's growing content database. Our agreement requires that we pay NewsEdge one installment of $15,000. We have entered into an agreement with Integrative Medicine, to provide various eHealth content databases and weekly medical-alert newsletters. Our agreement requires that we pay Integrative Medicine an annual fee of $80,000 in monthly installments of $6,667 each. To date, we have made three installment payments totaling $20,001. We have renegotiated this agreement to decrease the amount owed on a monthly basis to $5,000 per month commencing February 1, 2001 and continuing until June 30, 2002.

     We have entered into an agreement with EarthLink.com, a general Internet portal, to provide ready access to our site for EarthLink subscribers clicking the healthcare heading on the EarthLink portal. Our agreement with EarthLink provides for a one-year commitment and requires that we pay EarthLink.com $36,000 in four installments of $9,000 each. To date, we have made three installment payments to EarthLink.com totaling $27,000. Lastly, thehealthchannel.com has an arrangement with the National Institute of Health to incorporate, publish and "private label" content and content links from the National Library of Medicine's MEDLINEplus web site. Our agreement with the National Institute of Health requires no payment of money.

     We also develop health-related content and programming for the World Wide Web targeted at consumer access vis-a-vis the Internet, web-TV and/or other means of network access.

     We intend to enter into strategic alliances and business relationships. These come in many different forms. For example, medical education, alternative medicine, pharmacy, library, and journals may enter into relationships with us to provide information to our web site. We currently have such relationships with NewsEdge and Integrative Medicine as discussed above.

     We also expect to have numerous relationships with third party e-commerce companies offering their products and services to thehealthchannel.com users. This will either be through direct advertising of the third party e-commerce site on thehealthchannel.com site or through a commission agreement whereby we would receive a commission for any product purchased from the third party e-commerce site by thehealthchannel.com user. In this regard, we have entered into eight affiliate agreements with other health oriented websites such as vitamins.com and mothernature.com. These agreements provide us with revenues (ranging from 10% to 20% of the sale) in the event users are introduced to our affiliate sites through our website and products or services are ordered. We have only recently commenced these affiliate relationships and have received only a nominal amount of revenue as of the date of this prospectus. As a result of the recent commencement of these relationships, it would be speculative to forecast any future sales or sales growth.

     On September 9, 1999, we entered into an agreement with 24/7 Media, Inc. 24/7 operates a network of Internet websites (the "24/7 Network") for which it solicits advertisers, advertising agencies, buying services or others ("Advertisers") regarding the placement of advertising banners and similar devices and sponsorships ("Advertising") for display on pages, screens, and other segments or spaces on Internet websites. We granted 24/7 the worldwide exclusive right to sell all Advertising on the Company's website for a term of one year. For all advertising revenues generated by 24/7, we will pay 24/7 a percentage based upon the number of impressions on our website according to the following chart:

          Number of Impressions                   Percentage Retained by 24/7
          Delivered in Preceding Month            for Current Month
          ----------------------------            -----------------
          0 to 2,000,000                          50%
          2,000,000 to 2,999,999                  45%
          3,000,000 to 4,999,999                  40%
          5,000,000 to 14,999,999                 35%
          15,000,000+                             30%

     To date, we have generated only minimal revenue from this agreement with 24/7. We have begun accruing advertising revenue from the 24/7 agreement since July 2000. We have received additional revenue from website development projects.

     We have implemented an "anywhere, anytime" strategy whereby we intend to attract a segment of the market that may not be reachable through traditional browser limited websites. Our website is already available to Palm and Pocket PC device users through http://www.avantgo.com and to wireless Palm devices through http://www.palm.net as well as http://www.omnisky.com. We intend to extend our reach in this market by launching WAP (wireless application protocol) or web-enabled phone applications in the coming weeks. We are the only healthcare website to receive a four star rating on the palm.net web site. A four star rating is only awarded to web sites that are considered to be "good" in meeting 3Com's criteria (see http:// beta. palm. net/ apps/ users/ main/ 1,10190,00. html/ ?ACTION = Rating) (see http:// beta. palm. net/ apps/ users/ download/ 1,1051,1477,00.html).

     The emergence of the Internet as a significant communications medium is driving the development and adoption of web content and commerce applications that offer both convenience and value to consumers, as well as unique marketing opportunities and reduced operating costs to business. A growing number of consumer and trade customers have begun to conduct business on the Internet including paying bills, booking airline tickets, trading securities and purchasing consumer goods such as personal computers, consumer electronics, compact disks, books, groceries and vehicles. Moreover, online transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary.

COMPETITION

     The online commerce industry, particularly on the Internet, is new, rapidly evolving and intensely competitive, which we expect to intensify in the future. Barriers to entry are minimal, allowing current and new competitors to launch new websites at a relatively low cost. We currently or potentially compete with other companies which have health care websites. These competitors include InteliHealth, OnHealth, Web MD, Koop.com, and YourHealth.com.

     We believe that the principal competitive factors in this market are brand name recognition, wide selection, personalized service, ease of use, 24-hour accessibility, customer service, convenience, reliability, quality of search engine tools, and quality of editorial and other site content. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other websites may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. Certain of our competitors may be able to devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we do.

     Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

     We face well-financed competition from other companies competing in the health sector on the Internet, such as Healtheon, WebMD, and Dr. Koop. Recently, Healtheon and WebMD merged. There is no guarantee that we will be able to compete against these companies or any other companies that might enter the Internet health sector.

INTELLECTUAL PROPERTY

     We currently have an application pending with the United States Patent and Trademark Office for registration of the name "thehealthchannel.com" as a trademark. We have also registered the website domain name of www.thehealthchannel.com.

     We do not rely on proprietary technology in providing its healthcare information over the Internet. We have developed some proprietary technology related to our wireless applications and strategy. While we use technology which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

     During January 2001, we changed the estimated useful life of our Website and related technology from 3 years to 2 years. The effect of this change in accounting estimate will result in an accelerated amortization of our website and related technology by June 30, 2001. The net book value of approximately $525,000 as of December 31, 2000, will be fully amortized by June 20, 2001.

     We have no collective labor agreements.

EMPLOYEES

     As of the date hereof, we have five full-time employees and five part-time employees. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory. Long term, we will attempt to hire additional employees as needed based on our growth rate.

PROPERTIES AND FACILITIES

     Our main administrative offices are located at 260 Newport Center Drive, Suite 250, Newport Beach, California 92660, consisting of 1,284 square feet, with a monthly lease payment of $3,852 per month, pursuant to a sublease agreement.

LITIGATION

     To the best knowledge of management, there is currently no material litigation pending or threatened against the Company.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     Our directors and officers are as follows:

         Name             Age      Office
--------------------------------------------------------------------------------
Donald J. Shea            67       Chief Executive Officer, President, and
                                   Chairman of the Board of Directors

Thomas Lonergan           50       Chief Operating Officer, Vice
                                   President, Secretary, Chief
                                   Financial Officer, and Director

Balazs Imre Bodai,
M.S., M.D.                45       Director

Jeffrey H. Berg,
MBA, Ph.D.                59       Director

Joseph Song, M.D.,
F.A.C.C.                  40       Director

DONALD J. SHEA, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN. From 1995 through 1997, Mr. Shea was Marketing Consultant to Marketing Insights, Inc., a new product development Company in Princeton, New Jersey. Prior to that he was President of Avonwood Capital Corporation, Philadelphia, Pennsylvania, a Venture Capital/Management Consulting firm; and President of Brilliant Enterprises, Inc., Philadelphia, Pennsylvania, a dental products manufacturer. Mr. Shea was also the former President and CEO of Clairol, Inc., a Division of Bristol-Myers Squibb and former Vice-President of Bristol-Myers Squibb.

THOMAS F. LONERGAN, MA, CHIEF OPERATING OFFICER, VICE PRESIDENT, SECRETARY, CHIEF FINANCIAL OFFICER, AND DIRECTOR. Mr. Lonergan was the co-founder and Vice Chairman of The IQ NOW Corporation, a deliverer of healthcare information on the Internet from 1992 through 1999. Previously, he was a Regional Director of Cardiology for Tenet Medical Group, former Director of Clinical Services at Downey Community Hospital, and has been a hospital administrator for 20 years. For 11 years he has been an instructor and director of medical technology at Coast College. Mr. Lonergan is co-founder of the American College of Cardiovascular Administrators. He has an Associate of Arts (Pre-Medicine) from Cerritos Junior College (1971), a Bachelor of Science (Pre-Medicine) from the University of California, Irvine (1973), and an Executive Masters Degree of Business Administration from Pepperdine University (1990).

BALAZS IMRE BODAI, M.D., DIRECTOR. From 1985 and continuing through the present, Dr. Bodai is the Chief of Surgery at Kaiser Permanente Medical Center, Sacramento, California. He is also President of B and B Medical Research
Technology, Inc., Sacramento, California; an Associate Clinical Professor of Surgery at the University of California at Davis; a Consultant to COAT, Johnson & Johnson, Newark, New Jersey; and a Senior Consultant to Sontek Medical, Inc., Higham, and Massachusetts. "Ernie" holds a Bachelor of Science and Master of Science Degrees from the School of Medicine at the University of California at Los Angeles, and a Doctor of Medicine Degree from the University of California at Davis. He is author and co-author of over 120 scientific and clinical publications in several of the leading medical journals, and author of a surgery textbook.

JEFFREY H. BERG, PH.D., Annual Awards DIRECTOR. Dr. Berg COMPENSATION Payouts holds an MBA and Ph.D. in Chemistry from New York University. From September 1995 through the present, he is a senior research analyst for M.H. Meyerson & Co., Inc. From 1991 through the present, he is the President of Health Care Insights. Mr. Berg was Chicago Corporation's senior medical advisor from 1991 to 1992. Mr. Berg was security analyst for William K. Woodruff & Co. from 1990 to 1991 and Vice-President of Research for J.C. Bradford & Co. from 1987 to 1990. From 1981 to 1987, he was Vice-President of the Health Care Division of PA Consulting Services, Inc. of London, England, specializing in international technology and new product surveillance, venture capital investment, acquisition studies, and state-of-the-art for diverse areas of health care. During the 1970s, Mr. Berg developed products and conducted research for General Foods, the Patient Care Division of Johnson & Johnson Products, Inc., the Consumer Products Division of Ortho Pharmaceutical Corporation; and staffed and supervised scientists and engineers at the R&D laboratories for development of varied medical and health care products within the Johnson & Johnson family of companies. Dr. Berg holds several patents in the area of biosensor and disposable electrode technology. He has published a number of articles on topics such as biosensors, cancer therapy, biopharmaceuticals, drug infusion devices and industrial biotechnology. Dr. Berg serves as a liaison with the investment banking and scientific communities.

JOSEPH SONG, M.D., F.A.C.C., DIRECTOR. From 1994 through the present, Dr. Song has his own practice in Interventional Cardiology. From 1991 through 1994, he was an Interventional Cardiologist with Internal Medicine Specialists Medical Group, Inc. He is a Lecturer and Moderator at Downey Foundation Hospitals. Dr. Song is Clinical Assistant Professor of Medicine/Cardiology at the College of Osteopathic Medicine of the Pacific in California and a member of the Teaching Staff of the Family Practice Internship/Residency Program at Rio Hondo/Downey Community Hospital, California. He is certified by the American Board of Internal Medicine and the American Board of Cardiovascular Diseases. Dr. Song received an A.B. in Physics from Washington University in St. Louis Missouri in 1982 and his M.D. from University of Missouri-Columbia School of Medicine in 1986.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table and attached notes sets forth the compensation of our executive officers and directors during the last fiscal year.


---------------------------------------------------------------------------------------------------------------------
                                                                                 Long Term Compensation
                                                                            ---------------------------------
                                   Annual Compensation                      Awards                    Payouts
                          --------------------------------------   -------------------------   ----------------------

Name and Principal        Year                         Other       Restricted    Securities     LTIP      All other
Position                         Salary     Bonus      annual        Stock       Underlying    Payouts   Compensation
                                                    Compensation     Awards     Options/SARs

---------------------------------------------------------------------------------------------------------------------

Donald J. Shea, Chief     1999        -0-      -0-      None         32,000          -0-        None         None
Executive Officer(1)      2000   $144,000      -0-      None        486,957          -0-        None         None

---------------------------------------------------------------------------------------------------------------------

Thomas P. Lonergan,
Chief Operating           1999        -0-      -0-      None         52,000          -0-        None         None
Officer, Vice             2000   $144,000      -0-      None        486,957          -0-        None         None
President, Chief
Financial Officer,
Secretary

---------------------------------------------------------------------------------------------------------------------

All officers as a group   1999        -0-      -0-      None         84,000          -0-        None         None
(2 persons)               2000   $288,000      -0-      None        973,914          -0-        None         None

---------------------------------------------------------------------------------------------------------------------

NOTES TO EXECUTIVE COMPENSATION
-------------------------------

     The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $25,000 or 10% of such officer's cash compensation.

     During the 1999 fiscal year, beginning July 28, 1999 (inception) through December 31, 1999, no Officer or Director received any cash consideration for salary, nor any aggregate remuneration for health insurance and expenses, in excess of $40,000.

     During the 1999 fiscal year, beginning July 28, 1999 through December 31, 1999, even though their employment agreements provide for salary on an annual basis, all officers agreed to forego their cash compensation until we were better financed. During the 2000 fiscal year, Thomas P. Lonergan received cash compensation of $60,000 and took the remainder of his salary in common stock in lieu of cash. Mr. Shea took his full 2000 salary in stock in lieu of cash.

EMPLOYMENT AGREEMENTS
---------------------

     We have an employment agreement with Donald J. Shea, its President, dated September 1, 1999. This agreement has a term of three years and provides for salary of $144,000 per year, four weeks of vacation per year, and eligibility to participation in all our benefit programs. There is no severance provision.

     We have an employment agreement with Thomas P. Lonergan, our Vice President, Chief Operations Officer, Secretary, and Chief Financial Officer, dated September 1, 1999. This agreement has a term of three years and provides for salary of $144,000 per year, four weeks of vacation per year, and eligibility to participation in all our benefit programs. There is no severance provision.

     We have entered into an employment agreement with Mr. Minh Chau Pham wherein Mr. Pham receives a salary of $95,000 per year and options to purchase 300,000 shares of common stock of the company at $.06 per share. These options vest on November 1, 2001 and are exercisable for a period of 2 years from the vesting date. The options vest only if Mr. Pham is employed with the company on the vesting date.

                              CERTAIN TRANSACTIONS

     We have a Consulting Agreement with Jeffrey Berg, a director of the Company, whereby, for a one-time payment of 2,444 shares of common stock, Mr. Berg assists us in locating, negotiating, and managing our financing.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     We have received a loan from Laguna Pacific Partners, L.P., a Delaware Limited Partnership for $250,000. In connection with this loan, we issued a warrant to Laguna Pacific Partners. Lawrence W. Horwitz, a consultant to the company and a member of the company's legal firm, Senn Palumbo Meulemans, is one of the two persons who have voting and investment control over Laguna Pacific Partners, L.P.

     On January 5, 2000, we entered into a consulting agreement with Lawrence W. Horwitz pursuant to which Mr. Horwitz agreed to provide business development and advisory services to us. For services rendered under the consulting agreement, we issued Mr. Horwitz 666,667 shares of common stock of the company. In accordance with the terms of Mr. Horwitz's consulting agreement, he is providing general business consulting services to thehealthchannel.com, Inc., including, but not limited to: identifying potential key employees (he introduced thehealthchannel.com, Inc. to its current Chief Financial Officer); identifying potential investment opportunities for the company; identifying potential joint venture candidates; he has also provided specific legal services associated with drafting key contracts for the company, including proposed joint venture agreements; distribution agreements; consulting agreements and employment agreements. These shares issued pursuant to this consulting agreement were registered on Form S-8. Mr. Horwitz is a member of Senn Palumbo Meulemans, LLP, which is legal counsel to the Company.

     On February 20, 2001, we executed a retainer agreement with Senn Palumbo Meulemans, LLP. We issued to the firm 240,000 shares of common stock as a retainer fee for the services of the firm. These shares are registered hereunder.

              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 1, 2000 by each stockholder known by us to be the beneficial owner of more than five percent of the outstanding Common Stock, each of our directors, and all directors and officers as a group.

                                            Shares of              Percent of
Name and Address                         Common Stock(1)            Class(2)
----------------                         ---------------          --------------
Donald J. Shea(2)                            211,828              *
Thomas P. Lonergan(2)                        742,003              2.7%
Balazs Imre Bodai, M.S., M.D.(2)             171,522              *
Jeffrey H. Berg, MBA, Ph.D.(2)               155,133              *
Joseph Song, M.D.(2)                         845,208              3.1%
All Officers and Directors
as a Group (5 persons)                     2,125,694              8.0%

-----------------------------
*    Less than one percent

(1) Except as otherwise indicated, we believe that the beneficial owners of common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. Shares of Common Stock approved for issuance but not yet issued is deemed outstanding.

(2) c/o our address: 260 Newport Center Drive, Suite 250, Newport Beach, California 92660.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares of Common Stock which may be offered for sale from time to time by the Selling Shareholders.


--------------------------------------------------------------------------------------------------------------------------------

                            NAME OF SELLING STOCKHOLDER                               SHARES OF        SHARES OF    PERCENTAGE
                                                                                       COMMON        COMMON STOCKS   OWNED IF
                                                                                                      UNDERLYING    MORE THAN 1%
                                                                                                     THE WARRANTS
--------------------------------------------------------------------------------------------------------------------------------
  1  Laguna Pacific Partners, L.P.(1)                                                        0         1,663,750        *
--------------------------------------------------------------------------------------------------------------------------------
  2  Les Dube and Irene Dube                                                           526,556                 0        *
--------------------------------------------------------------------------------------------------------------------------------
  3  Institute for Medical Studies, Inc. defined Benefit Pension                             0           400,000        *
     Plan(2)
--------------------------------------------------------------------------------------------------------------------------------
  4  Institute for Medical Studies, Inc. defined Benefit Pension                        44,444           444,444        *
     Plan
--------------------------------------------------------------------------------------------------------------------------------
  5  R & R Enterprises, a Corporation Attn: John Peter McBride                          15,555            15,555        *
--------------------------------------------------------------------------------------------------------------------------------
  6  Daniel Stryker                                                                     18,018            18,018        *
--------------------------------------------------------------------------------------------------------------------------------
  7  Eric Garcia                                                                         2,000             2,000        *
--------------------------------------------------------------------------------------------------------------------------------
  8  Sandrine Cassidy                                                                    2,000             2,000        *
--------------------------------------------------------------------------------------------------------------------------------
  9  J.L. Sommier                                                                          333               333        *
--------------------------------------------------------------------------------------------------------------------------------
 10  Dorothy Ernst                                                                         333               333        *
--------------------------------------------------------------------------------------------------------------------------------
 11  Jeffrey J. Heilman, an individual                                                   4,273             4,273        *
--------------------------------------------------------------------------------------------------------------------------------
 12  William L. Heilman, TTEE or Marilyn B. Heilman, TTEE FBO The                        8,547             8,547        *
     Heilman Living Trust
--------------------------------------------------------------------------------------------------------------------------------
 13  Charles J. Najarian & Adlene L. Ichien Joint Account                               23,148            23,148        *
--------------------------------------------------------------------------------------------------------------------------------
 14  David Stanley, an individual                                                        2,273             2,273        *
--------------------------------------------------------------------------------------------------------------------------------
 15  Christopher Armstrong, an individual                                                7,576             7,576        *
--------------------------------------------------------------------------------------------------------------------------------
 16  Douglas J. Winters, an individual                                                   7,576             7,576        *
--------------------------------------------------------------------------------------------------------------------------------
 17  Leslie Dube, an individual                                                         42,735            42,735        *
--------------------------------------------------------------------------------------------------------------------------------
 18  James C. Bridgeman, an individual                                                   8,547             8,547        *
--------------------------------------------------------------------------------------------------------------------------------
 19  Troy M. Pelfey, an individual                                                       3,788             3,788        *
--------------------------------------------------------------------------------------------------------------------------------
 20  Jeffrey Scott Greene, an individual                                                 7,576             7,576        *
--------------------------------------------------------------------------------------------------------------------------------
 21  Fred Brader, an individual                                                         25,641            25,641        *
--------------------------------------------------------------------------------------------------------------------------------
 22  Wayne A. Frost, an individual                                                       8,547             8,547        *
--------------------------------------------------------------------------------------------------------------------------------
 23  Dan W. Stephens, an individual                                                     46,296            46,296        *
--------------------------------------------------------------------------------------------------------------------------------
 24  Bruce and Chieko Planck TTEES FBO The Planck Family Trust                           1,616             1,616        *
--------------------------------------------------------------------------------------------------------------------------------
 25  Lucy Wells, an individual                                                          25,252            25,252        *
--------------------------------------------------------------------------------------------------------------------------------
 26  Jim Achen Jr., an individual                                                        4,629             4,629        *
--------------------------------------------------------------------------------------------------------------------------------
 27  Joe Engelbrecht, an individual                                                     27,778            27,778        *
--------------------------------------------------------------------------------------------------------------------------------
 28  Daniel B. Guinn, an individual                                                     18,518            18,518        *
--------------------------------------------------------------------------------------------------------------------------------
 29  Les Couchman, an individual                                                         3,788             3,788        *
--------------------------------------------------------------------------------------------------------------------------------
 30  A.G. Edwards & Sons Custodian for Paula S. Blum                                    11,111            11,111        *

--------------------------------------------------------------------------------------------------------------------------------

                                       26

--------------------------------------------------------------------------------------------------------------------------------

                            NAME OF SELLING STOCKHOLDER                               SHARES OF        SHARES OF    PERCENTAGE
                                                                                       COMMON        COMMON STOCKS   OWNED IF
                                                                                                      UNDERLYING    MORE THAN 1%
                                                                                                     THE WARRANTS
--------------------------------------------------------------------------------------------------------------------------------
 31  Patty Brader, an individual                                                         4,274             4,274        *
--------------------------------------------------------------------------------------------------------------------------------
 32  Lesley & Steven Olswang                                                            14,881            14,881        *
--------------------------------------------------------------------------------------------------------------------------------
 33  Mark Adrian                                                                        14,881            44,642        *
--------------------------------------------------------------------------------------------------------------------------------
 34  Stephen & Laura Knight                                                              1,190             1,190        *
--------------------------------------------------------------------------------------------------------------------------------
 35  Wayne Samarzich, an individual                                                     33,333            33,333        *
--------------------------------------------------------------------------------------------------------------------------------
 36  Greg Boston, an individual                                                            758               758        *
--------------------------------------------------------------------------------------------------------------------------------
 37  Craig Hoad, an individual                                                             530               530        *
--------------------------------------------------------------------------------------------------------------------------------
 38  Charles J. Najarian & Adlene L. Ichien                                             41,019            41,019        *
--------------------------------------------------------------------------------------------------------------------------------
 39  Ronald and/or Jeanette Bear                                                         1,190             1,190        *
--------------------------------------------------------------------------------------------------------------------------------
 40  Jesse DeCastro, an individual                                                      12,821            12,821        *
--------------------------------------------------------------------------------------------------------------------------------
 41  James William McInroy                                                              12,578            12,578        *
--------------------------------------------------------------------------------------------------------------------------------
 42  Jayne Clark, an individual                                                         12,346            12,346        *
--------------------------------------------------------------------------------------------------------------------------------
 43  Leslie and Irene Dube, Individual                                                  83,333            83,333        *
--------------------------------------------------------------------------------------------------------------------------------
 44  Robert D. Sarno, an individual                                                     15,873            15,873        *
--------------------------------------------------------------------------------------------------------------------------------
 45  David Poncoe, an individual                                                        18,116            18,116        *
--------------------------------------------------------------------------------------------------------------------------------
 46  Marcela D. Uson, an individual                                                      3,401             3,401        *
--------------------------------------------------------------------------------------------------------------------------------
 47  The Kellin Revocable Living Trust (3)                                              66,667            66,667        *
--------------------------------------------------------------------------------------------------------------------------------
 48  James E. Scrimger, an individual                                                    3,876             3,876        *
--------------------------------------------------------------------------------------------------------------------------------
 49  The Dowell Revocable Inter Vivos Trust (4)                                         27,778            27,778        *
--------------------------------------------------------------------------------------------------------------------------------
 50  Daniel B. Guinn, an individual                                                     17,544            17,544        *
--------------------------------------------------------------------------------------------------------------------------------
 51  Michael Osburn, an individual                                                       7,333             7,333        *
--------------------------------------------------------------------------------------------------------------------------------
 52  Wayne Samarzich, an individual                                                     16,667            16,667        *
--------------------------------------------------------------------------------------------------------------------------------
 53  Wayne & Cheryl Samarzich                                                           11,000            11,000        *
--------------------------------------------------------------------------------------------------------------------------------
 54  LifeSpan International                                                             66,667            66,667        *
--------------------------------------------------------------------------------------------------------------------------------
 55  LifeSpan International                                                             28,736            28,736        *
--------------------------------------------------------------------------------------------------------------------------------
 56  Clell Gladson, an individual                                                       15,152            15,152        *
--------------------------------------------------------------------------------------------------------------------------------
 57  Allen Thayer, an individual                                                         5,555             5,555        *
--------------------------------------------------------------------------------------------------------------------------------
 58  Roger Thayer, an individual                                                         3,704             3,704        *
--------------------------------------------------------------------------------------------------------------------------------
 59  Margarita S. Pham, an individual                                                   18,519            18,519        *
--------------------------------------------------------------------------------------------------------------------------------
 60  Kimberly S. Thayler, an individual                                                 27,778            27,778        *
--------------------------------------------------------------------------------------------------------------------------------
 61  David Sun, an individual                                                            3,704             3,704        *
--------------------------------------------------------------------------------------------------------------------------------
 62  David and Edna Thayer                                                             120,370           120,370        *
--------------------------------------------------------------------------------------------------------------------------------
 63  W. Craig & Gretchen A. Hoad                                                        19,627            19,627        *
--------------------------------------------------------------------------------------------------------------------------------
 64  Christopher T. Lane and Sonia R. Lane                                              10,417            10,417        *
--------------------------------------------------------------------------------------------------------------------------------
 65  Ashok Chopra, M.D.                                                                 31,250            31,250        *
--------------------------------------------------------------------------------------------------------------------------------
 66  David Keschner, M.D.                                                               14,583            14,583        *
--------------------------------------------------------------------------------------------------------------------------------


                                       27

--------------------------------------------------------------------------------------------------------------------------------

                            NAME OF SELLING STOCKHOLDER                               SHARES OF        SHARES OF    PERCENTAGE
                                                                                       COMMON        COMMON STOCKS   OWNED IF
                                                                                                      UNDERLYING    MORE THAN 1%
                                                                                                     THE WARRANTS
--------------------------------------------------------------------------------------------------------------------------------
 67  Rich Scrimger, an individual                                                        3,876             3,876        *
--------------------------------------------------------------------------------------------------------------------------------
 68  Mr. D.W. Barrick - Barrick Properties, LLC                                         13,889            13,889        *
--------------------------------------------------------------------------------------------------------------------------------
 69  Michael Y. Meganck, an individual                                                  47,619            47,619        *
--------------------------------------------------------------------------------------------------------------------------------
 70  Elaine D. Thayer, an individual                                                       333               333        *
--------------------------------------------------------------------------------------------------------------------------------
 71  Phillip N. Miller, IV, an individual                                                1,071             1,071        *
--------------------------------------------------------------------------------------------------------------------------------
 72  Luis and Angela Saavedra                                                           28,571            28,571        *
--------------------------------------------------------------------------------------------------------------------------------
 73  Joseph Ynfante, an individual                                                      15,152            15,152        *
--------------------------------------------------------------------------------------------------------------------------------
 74  Robert Herthel, an individual                                                      12,821            12,821        *
--------------------------------------------------------------------------------------------------------------------------------
 75  Ross Thayer, an individual                                                         11,905            11,905        *
--------------------------------------------------------------------------------------------------------------------------------
 76  Charles Najarian , an individual                                                   16,667            16,667        *
--------------------------------------------------------------------------------------------------------------------------------
 77  Kimberly S. Thayler, an individual                                                  9,091             9,091        *
--------------------------------------------------------------------------------------------------------------------------------
 78  Less and Irene Dube, JTWROS                                                        66,667            66,667        *
--------------------------------------------------------------------------------------------------------------------------------
 79  Shaker Radman, Jr., an individual                                                  12,821            12,821        *
--------------------------------------------------------------------------------------------------------------------------------
 80  Richard M. Fematt, an individual                                                   12,821            12,821        *
--------------------------------------------------------------------------------------------------------------------------------
 81  Salah Yacomb, an individual                                                        12,821            12,821        *
--------------------------------------------------------------------------------------------------------------------------------
 82  Ali Awad, an individual                                                             6,410             6,410        *
--------------------------------------------------------------------------------------------------------------------------------
 83  Terrie Mitchell, an individual                                                     15,185            15,185        *
--------------------------------------------------------------------------------------------------------------------------------
 84  Wail S. Radwan, an individual                                                       7,692             7,692        *
--------------------------------------------------------------------------------------------------------------------------------
 85  Vang Lai, an individual                                                            14,103            14,103        *
--------------------------------------------------------------------------------------------------------------------------------
 86  Terri Mitchell, an individual                                                       8,333             8,333        *
--------------------------------------------------------------------------------------------------------------------------------
 87  Eric G. Lee, an individual                                                          6,061             6,061        *
--------------------------------------------------------------------------------------------------------------------------------
 88  Regina Marie Hovey & Leland Dele Ronningen, individual                             18,182            18,182        *
--------------------------------------------------------------------------------------------------------------------------------
 89  Charlotte Anderson, an individual                                                   3,333             3,333        *
--------------------------------------------------------------------------------------------------------------------------------
 90  Clell Gladson, an individual                                                       10,000            10,000        *
--------------------------------------------------------------------------------------------------------------------------------
 91  Randall and Pamela Bertz                                                           33,333            33,333        *
--------------------------------------------------------------------------------------------------------------------------------
 92  Leslie and Irene Dube, JTWROS                                                           0             7,143        *
--------------------------------------------------------------------------------------------------------------------------------
 93  Greg Martinez, an individual                                                        4,167             4,167        *
--------------------------------------------------------------------------------------------------------------------------------
 94  Jeff Delmonte, an individual                                                        4,167             4,167        *
--------------------------------------------------------------------------------------------------------------------------------
 95  Richard Peters & Madeline I. Peters                                                 7,843             7,843        *
--------------------------------------------------------------------------------------------------------------------------------
 96  Ivan Barrett & Marsha Barrett                                                       3,922             3,922        *
--------------------------------------------------------------------------------------------------------------------------------
 97  Bob Ludovise, an individual                                                        33,333            33,333        *
--------------------------------------------------------------------------------------------------------------------------------
 98  Lars Krogius, an individual                                                         3,788             3,788        *
--------------------------------------------------------------------------------------------------------------------------------
 99  Tris Krogius, an individual                                                         3,788             3,788        *
--------------------------------------------------------------------------------------------------------------------------------
100  Wendy Baldyga, an individual                                                        8,333             8,333        *
--------------------------------------------------------------------------------------------------------------------------------
101  Dan E. Reiders, MD, an individual                                                  66,667            66,667        *
--------------------------------------------------------------------------------------------------------------------------------
102  Ivan Barrett, an individual                                                         4,386             4,386        *
--------------------------------------------------------------------------------------------------------------------------------


                                       28

--------------------------------------------------------------------------------------------------------------------------------

                            NAME OF SELLING STOCKHOLDER                               SHARES OF        SHARES OF    PERCENTAGE
                                                                                       COMMON        COMMON STOCKS   OWNED IF
                                                                                                      UNDERLYING    MORE THAN 1%
                                                                                                     THE WARRANTS
--------------------------------------------------------------------------------------------------------------------------------
103  Richard Peters, an individual                                                       4,386             4,386        *
--------------------------------------------------------------------------------------------------------------------------------
104  Kenneth M. Greenberg, an individual                                                 5,208             5,208        *
--------------------------------------------------------------------------------------------------------------------------------
105  Mario Pastorello, an individual                                                     9,259             9,259        *
--------------------------------------------------------------------------------------------------------------------------------
106  Joseph E. Weisz, an individual                                                     13,889            13,889        *
--------------------------------------------------------------------------------------------------------------------------------
107  Joseph E. Weisz, an individual                                                      2,778             2,778        *
--------------------------------------------------------------------------------------------------------------------------------
108  Mario Pastorello, an individual                                                    15,490            15,490        *
--------------------------------------------------------------------------------------------------------------------------------
109  Paul Dunn, an individual                                                            3,333             3,333        *
--------------------------------------------------------------------------------------------------------------------------------
110  Gregory J. Martinez, an individual                                                  4,167             4,167        *
--------------------------------------------------------------------------------------------------------------------------------
111  Steven J. Weisel, an individual                                                     3,333             3,333        *
--------------------------------------------------------------------------------------------------------------------------------
112  Tim D. Branner, an individual                                                       1,667             1,667        *
--------------------------------------------------------------------------------------------------------------------------------
113  Trevor J. Greenberg & Henry S. Greenberg                                            1,667             1,667        *
--------------------------------------------------------------------------------------------------------------------------------
114  Henry S. Greenberg, an individual                                                   3,333             3,333        *
--------------------------------------------------------------------------------------------------------------------------------
115  Henry S. Greenberg, an individual                                                  12,500            12,500        *
--------------------------------------------------------------------------------------------------------------------------------
116  Henry S. Greenberg, an individual                                                   6,250             6,250        *
--------------------------------------------------------------------------------------------------------------------------------
117  Kenneth M. Greenberg, an individual                                                 5,208             5,208        *
--------------------------------------------------------------------------------------------------------------------------------
118  Mario Pastorello, an individual                                                     9,259             9,259        *
--------------------------------------------------------------------------------------------------------------------------------
119  Kevin C. Gilbert, an individual                                                     8,333             8,333        *
--------------------------------------------------------------------------------------------------------------------------------
120  Andrew M. Ames & Lisa D. Ames                                                       9,259             9,259        *
--------------------------------------------------------------------------------------------------------------------------------
121  Amer Ali, an individual                                                            10,417            10,417        *
--------------------------------------------------------------------------------------------------------------------------------
122  Carlos Tarin Garcia, an individual                                                  3,968             3,968        *
--------------------------------------------------------------------------------------------------------------------------------
123  Ruben T. Garcia, an individual                                                      3,968             3,968        *
--------------------------------------------------------------------------------------------------------------------------------
124  David L. Thayer & Edna L. Thayer                                                   18,519            18,519        *
--------------------------------------------------------------------------------------------------------------------------------
125  Ryan Matthew Adams, an individual                                                     333               333        *
--------------------------------------------------------------------------------------------------------------------------------
126  Laura Vega, an individual                                                          15,789            15,789        *
--------------------------------------------------------------------------------------------------------------------------------
127  Carolyn Kildes Trustee                                                             34,722            34,772        *
--------------------------------------------------------------------------------------------------------------------------------
128  Joseph G. Urquhart, an individual                                                  69,445            69,445        *
--------------------------------------------------------------------------------------------------------------------------------
129  Jay and Tana Boersma                                                               20,833            20,833        *
--------------------------------------------------------------------------------------------------------------------------------
130  Senn Palumbo Meulemans, LLP (5)                                                   240,000           240,000        *
--------------------------------------------------------------------------------------------------------------------------------
                                                                    TOTAL SHARES     2,741,617         4,046,177

--------------------------------------------------------------------------------------------------------------------------------


o    PERCENT OWNED IS LESS THAN 1%
(1) Laguna Pacific Partners, L.P. is controlled by both Mr. Lawrence W. Horwitz and Mr. Thomas Ehrlich.
(2) Mr. Robert Ludovise has voting and/or investment control of the Institute for Medical Studies, Inc., defined Benefit Pension Plan.
(3)  Ms. Sally Kellin is the trustee of the Kellin Revocable Living Trust.
(4) Mr. George A. Dowell and Evelyn H. Dowell are co-trustees of the Dowel Revocable Inter Vivos Trust.
(5) Ms. Sally Kellin has voting and/or investment control of LifeSpan International.
(6) Mr. David Barrick has voting and/or investment control of Barrick Properties, LLC.
(7) Voting and investment control of Senn Palumbo Meulemans, LLP is held by Kevin Senn, Diane Palumbo and Cathleen Meulemans.

                              PLAN OF DISTRIBUTION

     This Offering relates to:

     o The possible sale, from time to time, of 526,556 shares of stock issued in connection with a loan to the company made by Les Dube and Irene Dube;

     o The possible sale, from time to time, of 1,663,750 shares underlying warrants issued in connection with a bridge to the company made by Laguna Pacific Partners, and;

     o The possible sale, from time to time, by other selling shareholders of thehealthchannel.com, Inc. of up to 2,215,061 shares of common stock and 2,382,427 shares underlying warrants of thehealthchannel.com, Inc.

SELLING SHAREHOLDERS

     The Shares will be offered and sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from the sale of the Shares pursuant to this prospectus. We will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents. See "Terms of the Offering."

     The Selling Shareholders may offer and sell the Shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor are there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may received compensation in the for of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation for a particular broker-dealer may be in excess of customary commissions.

     The Selling Shareholders, Les Dube and Irene Dube, Laguna Pacific Partners and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act. Any commissions received by underwriters and any profit realized by underwriters on the resale of Shares as principals may be deemed underwriting compensation under the Act.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

     Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

LES DUBE AND IRENE DUBE

     In return for making a loan to us, we are issuing shares to Les Dube and Irene Dube. These shares are being registered in this prospectus and Les Dube and Irene Dube may continue to hold these shares or sell them on the market if this prospectus is effective.

LAGUNA PACIFIC PARTNERS, L.P.

     In return for making a loan to us, we issued warrants to Laguna Pacific Partners, L.P. The warrant provides for the ability to purchase common stock of the company equal to the quotient of $250,000 divided by the closing bid of our stock immediately preceding the effective date of this prospectus. The warrant agreement contains terms which increase the number of shares underlying the warrants commencing February 1, 2001 at the rate of 10% per month, compounding on a monthly basis, until the effective date of our registration statement. The shares, adjusted for February, March and April 2001 are being registered in this prospectus and once it exercises these warrants, Laguna Pacific Partners may sell the underlying shares on the market if this prospectus is effective.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 110,000,000 shares of Common Stock, no par value. We have no shares of Preferred Stock.

     Our Transfer Agent is Continental Stock Transfer & Trust Company, 2 Broadway, 19th Floor, New York, New York 10004.

     The following summary of certain terms of the Common Stock does not purport to be complete and you should consult our articles of incorporation and bylaws which have been filed with the SEC for the complete details.

COMMON STOCK

     As of December 31, 2000 there were 27,610,954 shares of common stock outstanding. On November 17, 2000, our common stock underwent a one for three reverse split.

     Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; therefore the holders of a majority of the outstanding Common Stock can elect all directors.

     Holders of Common Stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The board of directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.

     Holders of Common Stock do not have preemptive rights to subscribe to additional shares if we issue new shares. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable and all of the shares of Common Stock offered hereby will be, upon issuance, fully paid and non-assessable.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Senn Palumbo Meulemans, LLP, Irvine, California.

                                     EXPERTS

     The financial statements that we include in this registration statement, have been included in reliance on the report of Stonefield Josephson, Inc. and of Roger Castro, C.P.A., and upon the authority of said firms as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

     The following financial statements are included herein:

     Balance Sheet of the Company as of December 31, 2000(audited).

     Statements of Operation of the Company for the fiscal years ended December 31, 2000 and 1999 (audited), and the Period from Inception (September 6, 1996) to December 31, 2000 (audited).

     Statement of Stockholder's Deficit for the Period from Inception (September 6, 1996) to December 31, 2000 (audited).

     Statement of Cash Flows of the company for the fiscal years ended December 31, 2000 and 1999 (audited), and the Period from Inception (September 6, 1996) to December 31, 2000 (audited).

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                    CONTENTS

                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                 1-2

FINANCIAL STATEMENTS:
  Balance Sheet                                                                3
  Statements of Operations                                                     4
  Statement of Stockholders' Deficit                                         5-6
  Statements of Cash Flows                                                   7-8
  Notes to Financial Statements                                             9-18

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
thehealthchannel.com, Inc.
Newport Beach, California

We have audited the accompanying balance sheet of thehealthchannel.com, Inc. (a development stage enterprise) as of December 31, 2000, and the related statements of operations, stockholders' deficit and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the period from inception of operations on September 4, 1996 to December 31, 1998 was audited by other auditors whose report dated April 1, 1999, included an explanatory paragraph which expressed substantial doubt about the Company's ability to continue as a going concern.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of thehealthchannel.com, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses from operations, has negative cash flows from operations, and its current liabilities exceeds its current assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
January 26, 2001

                          REPORT OF INDEPENDENT AUDITOR

To the Shareholders and Board of Directors thehealthchannel.com, Inc. (formerly
   Innovative Tracking Solutions Corporation)

I have audited the balance sheets of thehealthchannel.com, Inc. (formerly Innovative Tracking Solutions Corporation and a Development Stage Company) as of December 31, 1998, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for periods then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of thehealthchannel.com, Inc. (formerly Innovative Tracking Solutions Corporation and a Development Stage Company) at December 31, 1998, 1997 and 1996, and the results of operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has an accumulated deficit at December 31, 1998. These factors raise substantial doubt about the Company's ability to continue as going concern. Management's plan in regard to these matters is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Roger G. Castro

Oxnard, California
April 1, 1999

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        BALANCE SHEET - DECEMBER 31, 2000

                                     ASSETS

CURRENT ASSETS:
     Cash                                                             $    2,429
     Prepaid expenses and other receivables                               20,855
                                                                      ----------

          Total current assets                                                      $   23,284

PROPERTY AND EQUIPMENT, net of
     accumulated depreciation and amortization                                         543,859

DEPOSITS                                                                                 3,852
                                                                                    ----------

                                                                                    $  570,995
                                                                                    ==========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                            $  500,672
     Loans payable, stockholders                                          25,000
     Loans payable, net of unamortized discount
       of $169,164                                                       330,836
     Accrued stock based compensation                                    783,349
                                                                      ----------

          Total current liabilities                                                 $1,639,857

STOCKHOLDERS' DEFICIT:
     Common stock; $.001 par value, 175,000,000 shares
       authorized, 27,610,954 shares issued and outstanding               27,611
     Additional paid-in capital                                        8,451,920
     Deficit accumulated during the development stage                 (9,548,393)
                                                                      ----------

          Total stockholders' deficit                                               (1,068,862)
                                                                                    ----------

                                                                                    $  570,995
                                                                                    ==========

See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                                               From inception on
                                                     Year ended             Year ended        September 4, 1996 to
                                                 December 31, 2000      December 31, 1999      December 31, 2000
                                                 -----------------      -----------------      -----------------
NET REVENUES                                        $     10,765           $         --           $     10,765

COST OF REVENUES                                              --                     --                     --
                                                    ------------           ------------           ------------

GROSS PROFIT                                              10,765                     --                 10,765
                                                    ------------           ------------           ------------

OPERATING EXPENSES:
  Depreciation                                           333,830                135,230                469,060
  Consulting and professional fees                     1,509,420              2,512,039              4,021,459
  Website related                                        561,914                195,829                757,743
  Interest expense                                       343,335                     --                343,335
  General and administrative                           1,136,283                617,630              1,753,913
                                                    ------------           ------------           ------------
                                                       3,884,782              3,460,728              7,345,510
                                                    ------------           ------------           ------------

LOSS FROM CONTINUING OPERATIONS                       (3,874,017)            (3,460,728)            (7,334,745)
                                                    ------------           ------------           ------------

DISCONTINUED OPERATIONS:
  Loss on discontinued operations                             --               (367,014)            (2,114,398)
  Loss on disposal of segment                                 --                (99,250)               (99,250)
                                                    ------------           ------------           ------------

          Total discontinued operations                       --               (466,264)            (2,213,648)
                                                    ------------           ------------           ------------

NET LOSS                                            $ (3,874,017)          $ (3,926,992)          $ (9,548,393)
                                                    ============           ============           ============

NET LOSS PER SHARE, BASIC AND DILUTED:
  Continuing operations                             $      (0.15)          $      (0.16)
                                                    ============           ============
  Discontinued operations                           $         --           $      (0.02)
                                                    ============           ============
  Net loss per share                                $      (0.15)          $      (0.18)
                                                    ============           ============

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING, BASIC AND DILUTED                      26,332,188             22,125,497
                                                    ============           ============

See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                                  Deficit
                                                                                                Accumulated
                                                  Common stock        Additional     Stock       during the         Total
                                                  ------------         paid-in   subscriptions  development      stockholders'
                                              Shares       Amount      capital     receivable      stage       equity/ (deficit)
                                              ------       ------      -------     ----------      -----       -----------------

DESCRIPTION
-----------
Balance at December 31, 1997, restated for
   1:3 stock split on October 12, 2000      11,388,007    $ 11,388    $  379,859    $     --    $   (274,783)    $    116,464

Shares sold for cash                         3,334,252       3,334       473,130                                      476,464

Shares issued in exchange for services       6,998,481       6,999     1,054,540                                    1,061,539

Common stock subscription                      184,413         184        59,816     (60,000)

Net loss for the year ended
   December 31, 1998                                                                              (1,472,601)      (1,472,601)
                                            ----------    --------    ----------    --------    ------------     ------------

Balance at December 31, 1998                21,905,153      21,905     1,967,345     (60,000)     (1,747,384)         181,866

IVTX
----

Issuance of common stock from IVTX
   private placement offering (Note 4)         113,043         113       112,086      60,000                          172,199

Issuance of shares for services rendered on
   behalf of the Company (Note 4)               34,800          35        52,165                                       52,200

THEHEALTHCHANNEL.COM (FORMERLY IVTX)
------------------------------------

Contribution of asset from Biologix
   International, Ltd. (Note 3)                                          947,835                                      947,835

Issuance of common stock from private
   placement offering (Note 4)                 405,934         406       510,134     (25,000)                         485,540

Issuance of common stock related to
   settlement agreements (Note 4)              501,667         502     1,796,843                                    1,797,345

                                   (Continued)

See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 STATEMENT OF STOCKHOLDERS' DEFICIT (CONTINUED)

                                                                                                  Deficit
                                                                                                Accumulated
                                                  Common stock        Additional     Stock       during the         Total
                                                  ------------         paid-in   subscriptions  development      stockholders'
                                              Shares       Amount      capital     receivable      stage       equity/ (deficit)
                                              ------       ------      -------     ----------      -----       -----------------
Shares given directly by shareholders for
   services rendered on the Company's
   behalf (Note 4)                                                       860,100                                      860,100

Net loss for the year ended
  December 31, 1999                                                                               (3,926,992)      (3,926,992)
                                            ----------    --------    ----------    --------    ------------     ------------

Balance at December 31, 1999                22,960,597      22,961     6,246,508     (25,000)     (5,674,376)         570,093

Shares exchanged from pools (See Note 4)     1,528,369       1,528        (1,528)                                          --

Private placement offering, net              1,524,651       1,525       898,715                                      900,240

Proceeds received from stock subscriptions                                            25,000                           25,000

Shares issued in settlement of debt (Alphabet
   Media)                                       53,333          53        46,987                                       47,040

Shares issued for services - consultants        22,105          22        25,978                                       26,000

Shares issued for services (National
   Securities)                                   5,170           5         7,333                                        7,338

Shares issued for services (Quinn Emanuel)      27,633          27        30,645                                       30,672

Shares issued in settlement of legal matter
   (Benning and Fields)                         21,365          21        23,310                                       23,331

Shares issued in settlement (Marshall
   Redding)                                    274,508         275       172,666                                      172,941

Shares issued for bridge loan (Les Dube)       526,556         527       251,973                                      252,500

Warrants issuable for bridge loan (Laguna Pacific)                       250,000                                      250,000

Shares issued to Larry Horwitz for
   consulting services                         666,667         667       499,333                                      500,000

Net loss for the year ended
   December 31, 2000                                                                              (3,874,017)      (3,874,017)
                                            ----------    --------    ----------    --------    ------------     ------------

Balance at December 31, 2000                27,610,954    $ 27,611    $8,451,920    $     --    $ (9,548,393)    $ (1,068,862)
                                            ==========    ========    ==========    ========    ============     ============

See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                                         From inception on
                                                               Year ended             Year ended        September 4, 1996 to
                                                           December 31, 2000      December 31, 1999      December 31, 2000
                                                           -----------------      -----------------      -----------------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
Net loss                                                      $ (3,874,017)          $ (3,926,992)          $ (9,548,393)
                                                              ------------           ------------           ------------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
   PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
     Depreciation and amortization                                 333,830                135,230                469,060
     Loss on disposal of division                                       --                 99,250                 99,250
     Interest expense                                              330,835                     --                330,835
     Non cash expenses from stock issuances                      1,290,671              2,611,423              5,096,232
     Settlement of litigation                                      300,000                     --                300,000

CHANGES IN ASSETS AND LIABILITIES:
   (INCREASE) DECREASE IN ASSETS:
     Accounts receivable                                                --                    189                  3,147
     Inventory                                                          --                (10,312)                83,077
     Prepaid expenses                                              (60,620)              (108,447)              (190,020)
     Deposits                                                       (3,852)                 2,597                 (6,449)

(INCREASE) DECREASE IN LIABILITIES -
   accounts payable and accrued expenses                           261,371                661,157                615,789
                                                              ------------           ------------           ------------

     Total adjustments                                           2,452,235              3,391,087              6,800,921
                                                              ------------           ------------           ------------

     Net cash used for operating activities                     (1,421,782)              (535,905)            (2,747,472)
                                                              ------------           ------------           ------------

                                   (Continued)

See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF CASH FLOWS (CONTINUED)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                                         From inception on
                                                               Year ended             Year ended        September 4, 1996 to
                                                           December 31, 2000      December 31, 1999      December 31, 2000
                                                           -----------------      -----------------      -----------------

CASH FLOWS USED FOR INVESTING ACTIVITIES -
   payments to acquire property, equipment
     and other assets                                              (39,266)               (25,818)               (65,083)
                                                              ------------           ------------           ------------

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
     Assets and liabilities transferred out (See Note 1)                --                (26,329)               (26,329)
     Stock subscription receivable                                  25,000                (25,000)                    --
     Loans receivable                                               21,000                     --                     --
     Proceeds from loans, including related parties                425,000                     --                425,000
     Proceeds from issuance of capital stock, net                  900,240                682,738              2,416,313
                                                              ------------           ------------           ------------

          Net cash provided by financing activities              1,371,240                631,409              2,814,984
                                                              ------------           ------------           ------------

NET INCREASE (DECREASE) IN CASH                                    (89,808)                69,686                  2,429
CASH, beginning of year                                             92,237                 22,551                     --
                                                              ------------           ------------           ------------

CASH, end of year                                             $      2,429           $     92,237           $      2,429
                                                              ============           ============           ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
   ACTIVITIES -
     Non-cash consideration from debt and equity transactions $  1,990,671           $  2,611,423           $  5,999,401
                                                              ============           ============           ============
     Proceeds from loan payable paid directly to Horwitz
        and Beam by Laguna Pacific on behalf of the Company   $    100,000           $         --           $    100,000
                                                              ============           ============           ============
     Acquisition of website technology and related assets     $         --           $    947,835           $    947,835
                                                              ============           ============           ============

See accompanying notes to financial statements.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     GOING CONCERN:

     The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has no current source of material revenues. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. This factor raises substantial doubt about the Company's ability to continue as a going concern.

     Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans include the sale of additional equity and debt securities to various private equity funds ranging from $2,000,000 to $15,000,000. In addition, with infusion of capital from equity funding, the Company's management plans to generate significant revenues resulting in positive cash flows by year end. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional funding, that the Company will achieve profitability or positive cash flow. If management is unable to raise additional capital and expected significant revenues do not result in positive cash flow, the Company will not be able to meet its obligations and will have to cease operations.

     GENERAL:

     With headquarters in Newport Beach, California, thehealthchannel.com (formerly Innovative Tracking Solutions Corporation or "IVTX") is a comprehensive health information Internet portal that offers a one-step access point for consumers and professionals who want to explore a broad array of health topics. The portal currently indexes other Internet health and health-related sites, has direct links with online health-care information service centers and provides detailed coverage of medical conditions. Consumers may access a global library of health-care information while searching for products and services. The site offers a complete Internet portal for state-of-the-art continuing medical education for professionals.

     The Company was incorporated under the laws of the state of Delaware on September 4, 1996.

     BUSINESS ACTIVITY:

     In early 1999, IVTX management determined that the "public" status of IVTX was detrimental to IVTX' operations due to the time and expense burdens of being a public company. IVTX management then decided to take the operations of IVTX "private" by transferring all IVTX assets and liabilities to a newly formed private company and selling the public shell to a suitable company, preferably in the healthcare industry. On April 13, 1999, IVTX obtained written approval of 64.4% of the total voting stock of IVTX, voting "for" taking the operations of IVTX private and selling the public shell to a suitable company.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     BUSINESS ACTIVITY, CONTINUED:

     On April 14, 1999, IVTX transferred all of its assets and liabilities based on majority stockholder approval to a newly formed private company, Innovative Tracking Solutions Corporation, a private Nevada corporation, incorporated on March 29, 1999. Innovative Tracking Solutions Corporation was formed by IVTX management specifically for the purpose of taking the operations of IVTX private. The former IVTX officers and directors, Dianna Cleveland, Lee Namisniak and Lou Weiss are the officers and directors of Innovative Tracking Solutions Corporation, the private company. The consideration for the transfer of assets was the assumption of all IVTX's liabilities by the newly formed private company. As a result of this transfer of assets and liabilities and the disposal of the segment of business on April 14, 1999 (which is unrelated to the present business of thehealthchannel.com), the Company recorded a loss on discontinued operations of $367,014 and a loss on disposal of a segment of $99,250 for the year ended December 31, 1999.

     In June 1999, IVTX was introduced to thehealthchannel.com, a consumer-based health Internet web site (http://www.thehealthchannel.com). On July 28, 1999, IVTX, pursuant to its bylaws and general Delaware corporate law, acquired a certain asset of Biologix International, Ltd., a Delaware corporation ("Biologix") consisting of thehealthchannel.com web site and its related technology in exchange for the controlling interest in IVTX. In connection with this change of control, IVTX's name was changed to thehealthchannel.com, Inc. on July 28, 1999. The acquisition closed on July 28, 1999.

     USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE:

     Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments, none of which are held for trading purposes, approximate the carrying values of such amounts.

     CASH:

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred, whereas, additions, renewals, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Website and related technology is being amortized straight-line over its estimated useful life of three years.

     INCOME TAXES:

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which adopts the asset and liability approach to measurement of temporary differences between financial reporting and income tax return reporting. The principal temporary difference is the net operating loss carryforward of approximately $8,000,000 at December 31, 2000. Due to business activity during 1999 (Note 1), there are significant limitations on the Company's ability to utilize this operating loss carryforward. A deferred asset has been provided and completely offset by a valuation allowance, because its utilization does not appear to be reasonably assured. The federal net operating loss carryforward starts to expire on December 31, 2019 and the California state net operating loss carryforward starts to expire on December 31, 2004.

     DEVELOPMENT STAGE ENTERPRISE:

     The  Company is a  development  stage  company as defined in  Statement  of
     Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, which is unrelated to the business of Innovative Tracking Solutions Corporation ("IVTX"), and its planned principal operations have not yet commenced. All losses accumulated since inception of thehealthchannel.com (Note 1) have been considered as part of the Company's development stage activities. The operations of IVTX are presented as discontinued operations as a result of the transfer of its assets and liabilities to a private company (Note 1).

     NET LOSS PER SHARE:

     Net loss per share has been computed using the weighted average number of shares outstanding. Common stock equivalents have been excluded since their inclusion would reduce loss per share.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     NEW ACCOUNTING PRONOUNCEMENTS:

     In December 1999, the Securities and Exchange Commission (the Commission) issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, which is to be applied beginning with the fourth fiscal quarter of fiscal years beginning after December 15, 1999, to provide guidance related to recognizing revenue in circumstances in which no specific authoritative literature exists. The adoption by the Company in the application of the Staff Accounting Bulletin to the Company's financial statements did not have a material change in the amount of revenues the Company ultimately realized.

     In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44 (Interpretation 44), "Accounting for Certain Transactions Involving Stock Compensation". Interpretation 44 provides criteria for the recognition of compensation expense in certain stock-based compensation arrangements that are accounted for under APB Opinion No. 25, Accounting for Stock-Based Compensation. Interpretation 44 is effective July 1, 2000, with certain provisions that are effective retroactively to December 15, 1998 and January 12, 2000. Interpretation 44 is not expected to have any material impact on the Company's financial statements.

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. SFAS No. 133 requires the Company to recognize all derivatives as either assets or liabilities and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow and foreign currency hedges and establishes respective accounting standards for reporting changes in the fair value of the derivative instruments. Upon adoption, the Company will be required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. The Company is evaluating its expected adoption date and currently expects to comply with the requirements of SFAS 133 in fiscal year 2001. The Company does not expect the adoption will be material to the Company's financial position or results of operations since the Company does not believe it participates in such activities.

(2)  PROPERTY AND EQUIPMENT:

     On July 28, 1999, the Company acquired an asset from Biologix International, Ltd., consisting primarily of thehealthchannel.com website and related technology in exchange for 850,000 restricted shares of the Company's common stock. Website technology cost includes the design (including software configuration and interfaces), coding, installation costs to hardware and testing. The website asset (a non-monetary asset) acquired was recorded at the transferors' (Biologix International, Ltd.) historical cost basis determined under generally accepted accounting principles.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999


(2)  PROPERTY AND EQUIPMENT, CONTINUED:

     Property and equipment is comprised of the following:

          Website and related technology                     $  987,100
          Software                                               25,819
                                                             ----------

                                                              1,012,919

          Less accumulated depreciation and amortization        469,060
                                                             ----------

                                                             $  543,859
                                                             ==========

     Depreciation and amortization expense for the years ended December 31, 2000 and 1999 amounted to $333,830 and $135,230, respectively.

(3)  STOCKHOLDERS' DEFICIT:

     Biologix paid $250,000 for 850,000 shares of common stock of IVTX, representing the majority controlling interest held by the officers and directors of IVTX (see Note 2 for the recording of this issuance). This purchase was made pursuant to the exemption from registration set forth in
     Section 4(1) of the Securities Act of 1933, as amended (the "Act"), as a non-issuer transaction. This exemption was available since the officers and directors of IVTX sold their stock to Biologix; IVTX itself did not issue any new stock. Further, Biologix agreed to contribute thehealthchannel.com assets and technology to IVTX in exchange for the IVTX shareholders agreeing to split their stock and exchange shares with the shareholders of Biologix. This exchange was made pursuant to the exemption set forth in
     Section 4(1) of the Act as a non-issuer transaction. This exemption was available since IVTX shareholders transferred their shares of IVTX (newly named thehealthchannel.com, Inc.) to the shareholders of Biologix who elected to exchange their shares. The shares of stock of IVTX were forward split 28.22-for-one and the IVTX shareholders opted to exchange each share they held of IVTX stock for two shares of common stock of IVTX under its new name of thehealthchannel.com, Inc. and contributed the remaining 26.22 shares each into a share exchange pool as presented in the statement of stockholders' equity. Then approximately 800 Biologix shareholders were provided with the alternative of retaining their Biologix shares or retiring their Biologix shares in exchange for IVTX shares (thehealthchannel.com shares) contained in the exchange pool on a one for one share basis. Approximately 630 Biologix shareholders elected to exchange their Biologix shares for thehealthchannel.com shares from the pool (the "Exchange").

     During October 2000, the shareholders approved a stock split of 1:3 shares, the effect of which has been retroactively applied in the accompanying financial statements. The number of authorized shares of common stock was increased to 175,000,000.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

(3)  STOCKHOLDERS' DEFICIT, CONTINUED:

     The Exchange was announced to shareholders of both IVTX and Biologix through press releases and a letter to IVTX shareholders. After the forward stock split, the Company (thehealthchannel.com, Inc. formerly Innovative Tracking Solutions Corporation) had 35,606,519 post split shares of common stock issued and outstanding. The Exchange began on August 6, 1999 and ended on October 31, 1999 to ensure that all shareholders had enough time and notice to exchange their shares. Following the conclusion of the Exchange period, the Company had approximately 12,667,000 post split shares reserved for exchange with Biologix shareholders that were not exchanged. During 2000, 1,528,369 shares were exchanged with Biologix shareholders.

     During the year ended December 31, 1998, the Company sold 3,334,252 restricted (post split) shares of the Company's common stock for total proceeds of $476,464 under Regulation D of the Securities Act of 1933.

     During the year ended December 31, 1998, the Company recorded an expense from the issuance of approximately 7,000,000 post split shares in exchange for services and license agreements. Expense amounts totaling $1,061,539 were determined based on share value of consideration given and/or consideration received, which ever was more clearly determinable.

     Prior to the April 14, 1999 transfer of the IVTX assets and liabilities (Note 1), the Company had concluded a private placement offering under Rule 504 of Regulation D, whereby 113,043 (post split) shares of common stock were sold at an offering price of $1.52 (post split) per share. This offering resulted in net proceeds of $172,199. Also, the Company issued 34,800 (post split) shares of common stock for services rendered. The services have been recorded at a fair value of $1.50 (post split) per share for a total of $52,200.

     In September 1999, the Company initiated a Rule 506, Regulation D private placement of 1,930,585 (post split) restricted shares of the Company's common stock from shares available from the forward stock split and 1,930,585 (post split) warrants to purchase restricted shares of the Company's' common stock with an exercise price determined at 70% of the trading value at the date of grant, for net proceeds of $1,410,780. The private placement offering was closed on August 29, 2000. The shares issued and the shares issuable upon exercise of the warrants have piggyback registration rights in the event the Company files a Registration Statement with the Securities and Exchange Commission. The warrants vest immediately and expire two years from the date of issuance.

     The Company issued 501,667 shares of common stock for satisfaction of legal settlement agreements the Company entered into for a total of $1,797,345.

     During July 1999, the Company entered into a Consulting Agreement with Ocean View Management, LLC. Under the Consulting Agreement, Ocean View
     Management received a one time payment of 25,000 post split shares of common stock of the Company, which is recorded in accrued stock based compensation on the balance sheet. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Consulting Agreement are restricted securities as defined in Rule 144.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

(3)  STOCKHOLDERS' DEFICIT, CONTINUED:

     During  August 1999,  the Company  entered into an Agreement  for Financial
     Public Relation Services with Market Pathways Financial Relations Incorporated. Under the Agreement for Financial Public Relations Services, Market Pathways Financial Relations Incorporated received a one time payment of 28,333 post split shares of common stock of the Company and is included in accrued stock based compensation on the balance sheet. This issuance was exempt from the Registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Agreement are restricted securities as defined in Rule 144.

     On December 15, 1999, shareholders conveyed 519,738 post split shares of common stock to certain individuals and 84,000 shares of common stock to officers of the Company for satisfaction of expenses and payment of salaries these individuals and officers had rendered on the Company's behalf. This resulted in recording a charge to expense and additional paid in capital of $860,100 for the year.

     During 2000, the Company entered into a Consulting  Agreement with Lawrence
     W. Horwitz pursuant to which Mr. Horwitz agreed to provide business development and advisory services. For services rendered under this Consulting Agreement, the Company issued 666,667 post split shares of common stock of the Company (the "Shares"). The Shares were registered on Forms S-8, for which, an expense of $500,000 has been recorded.

     On August 5, 2000, the Company approved the issuance of 508,319 post split restricted shares to 12 officers, directors and consultants in payment for services rendered to the Company. The related expense amounts of $457,487 have been recorded in accrued stock based compensation as shares had not yet been issued.

     Bridge Financing
     ----------------

     During August 2000, the Company entered into an agreement to borrow $250,000 from Laguna Pacific Partners L.P., ("Laguna Partners") a Delaware limited partnership. This loan is secured by all assets of the Company, bears interest at 6% per annum and is payable on the earlier of 180 days or within 30 days from the effective date of the Form SB-2 above. This loan has been extended to May 1, 2001. In consideration for this loan, Laguna Partners will receive warrants for common stock equal to the quotient of $250,000 divided by the closing bid of the Company's stock price immediately preceding the effective date of the Form SB-2 above. The term of this warrant is five years and the exercise price is $1. The Company will record interest expense using the fair value of $0.165 per warrant granted, measured at the date of grant using the Black Scholes model with a 70% volatility. This discount of $250,000 is being amortized over the loan term using the imputed interest method.

     During August 2000, the Company entered into an agreement to borrow $250,000 from Les and Irene Dube, ("Dube") individuals. This loan bears interest at 6% per annum and is payable on the earlier of 180 days or within 30 days from the effective date of the Form SB-2 above. This loan has been extended to May 23, 2001. In consideration for this loan, Dube received 526,556 (post-split) common stock shares for which an amount of $250,000 is being amortized over the life of the loan using the imputed interest method.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

(3)  STOCKHOLDERS' DEFICIT, CONTINUED:

     Stock Options
     -------------

     On July 27, 2000, the Company enacted the 2000 Incentive and Nonstatutory Stock Option Plan (the "Plan"), which has reserved for issuance, 5,000,000 options to purchase shares of Common Stock of the Company for key employees and consultants. To date, no options have been granted under the plan.

(4)  ADVERTISING COSTS:

     Advertising costs are expensed when incurred and amounted to approximately $615,000 and $400,000 for the years ended December 31, 2000 and 1999, respectively.

(5)  EMPLOYMENT AGREEMENTS:

     The Company has employment agreements with its chief operating officer and president. The employment agreements provide for a monthly salary of $12,000 each. The agreements commenced on September 1, 1999 and are in effect for three years from that date.

(6)  CONTINGENCIES:

     The Company is involved in other various routine legal proceedings incidental to the conduct of its normal business operations. The Company's management believes that none of these legal proceedings will have a material adverse impact on the financial condition or results of operations of the Company.

     The Securities and Exchange Commission ("SEC") has alleged that the exchange of shares involving the Biologix shareholders may have been in violation of the Securities Act of 1933 and thereby constituted the making of an unregistered public offering to which the Company continues to disagree. If the SEC were to prevail in its position, it would have a severe and adverse impact on the Company, and the Company's ability to continue as a going concern would be adversely affected. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, as the amounts are not estimable.

     The Company initiated a private placement of securities during September 1999 which closed on August 29, 2000. During this period of time, the Company sold securities to investors based on the most recent closing price on the OTC Bulletin Board or the Pink Sheets. The prices at which these securities were sold fluctuated widely, based on fluctuations in the closing prices. The Company is contingently liable in the event that an investor or investors who purchased securities in this private placement asserts a claim that the Company failed to fully disclose the fact that fluctuations in the market would cause adjustments in the price of the private placement. The Company believes that they fully disclosed this risk, however, in the event any shareholder(s) were to successfully prosecute an action against the Company, it may have a severe and adverse effect on the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, as the amounts are not estimable.

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

(6)  CONTINGENCIES, CONTINUED:

     Termination of Swartz Equity Line
     ---------------------------------

     During 2000, the Company entered into an agreement with Swartz Private Equity LLC ("Swartz") for a $30,000,000 equity offering, subject to registration with the SEC and governed by a percentage of our trading volume. This equity line was governed by the investment agreement with Swartz that provided that the Company may place puts to Swartz over a three-year period. The Company has determined that it was highly unlikely that the Swartz transaction would clear comments based upon certain insurmountable aspects of the Swartz deal. As such, the Company terminated the agreement with Swartz. Termination of the Swartz agreement, according to its terms, requires the payment of a "break-up" fee of $200,000. While the Company believes that no fee is due Swartz, based on the legal impossibility of this agreement, Swartz may attempt to pursue remedies against the company. Based on discussions with legal counsel, management does not believe that Swartz would prevail in any action against the Company. Accordingly, no amounts have been recorded in the accompanying financial statements as the probability of a negative outcome is remote.

     Litigation
     ----------

     During 2000, the Company was named as a cross-defendant in a cross-complaint filed by its Former President in an action pending in the Superior Court State of California for the County of San Francisco, Case No. 307364. This action was initiated by Biologix International, Ltd. ("Biologix") against the Former President on October 22, 1999 alleging causes of action against the former President for: (1) temporary restraining order and preliminary and permanent injunction; (2) breach of fiduciary duty; (3) fraud by intentional misrepresentation; (4) conversion;
     (5) possession of personal property; (6) declaratory relief; and (7) accounting. The claims alleged by Biologix relate to the actions and conduct of the former President as an officer and director of Biologix. Thehealthchannel.com was named as a cross-defendant in the cross-complaint of the former President in a cause of action for breach of contract based upon an alleged employment agreement between the former President and Biologix. The former President claimed that the alleged employment agreement was the responsibility of thehealthchannel.com based upon thehealthchannel.com's purchase of the internet related assets from Biologix. Thehealthchannel.com was served with the cross-complaint on December 14, 1999. The former President seeks $400,000 in damages and options to purchase one million shares of Biologix stock. The Company entered into a Settlement Agreement and Release with its Former President. Pursuant to the settlement agreement, (a) the Former President was required to transfer 266,667 thehealthchannel.com post split shares which had erroneously been issued to a Company under his control and contribute the proceeds from the sale of 66,667 thehealthchannel.com post split shares to the Company, withdraw all pending claims or rights to any monetary compensation, whether asserted or unasserted, stock options or stocks and waive his right to future claims or lawsuits against the Company and (b) the Company was to issue approximately 333,333 post split shares immediately, 166,667 post split shares if the weighted average trading price as determined in the agreement was at least $2.25, 166,666 post split shares if the weighted average trading price as determined in the agreement was at least $3.75 and 66,667 post split shares if the weighted average trading price as determined in the agreement was at least $6.00. Pursuant to this agreement, the Company recorded an obligation of $300,000 arising from the initial 333,333 shares at $0.90 per share, which approximated the post split trading price per share. The transfer of 266,667 shares under the Settlement Agreement and Release with the Former President is not classified as redeemable equity in the balance sheet, as no cash payment are attached to redeem his stock. This obligation of $300,000 is included in accrued stock based compensation on the balance sheet. The Company is contingently liable to issue 400,000 additional post split shares based upon certain stock price goals as disclosed above, and no amounts have been recorded in the accompanying financial statements

                           THEHEALTHCHANNEL.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

(6)  CONTINGENCIES, CONTINUED:

     Litigation, Continued
     ---------------------

     To the best knowledge of management, there is no other material litigation pending or threatened against the Company.

INNOVATIVE TRACKING SOLUTIONS CORPORATION
(A Development Stage Company)
FINANCIAL STATEMENTS

December 31, 1998, 1997 and 1996

REPORT OF INDEPENDENT AUDITOR

To the Shareholders and Board of Directors Innovative Tracking Solutions Corporation

     I have audited the accompanying balance sheets of Innovative Tracking Solutions Corporation (A Development Stage Company) as of December 31, 1998, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for periods then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

     The accompanying financial statements have been prepared assuming the Company will continues as going concern. As discussed in Note H, the Company has an accumulated deficit at December 31, 1998. These factors raise substantial doubt about the Company's ability to continue as going concern. Management's plan in regard to these matters is also discussed in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Tracking Solutions Corporation (A Development Stage Company) at December 31, 1998, 1997 and 1996, and the results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

Roger G. Castro

Oxnard, California
April 1, 1999

Innovative Tracking Solutions Corporation
(A Development Stage Company)
Consolidated Notes to Financial Statements

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------------

This summary of significant accounting policies of Innovative Tracking Solutions Corporation (a development stage company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity:

Innovative Tracking Solutions Corporation (a development stage company) was incorporated in Delaware on September 4, 1996. The Company is licensed to manufacture and market patented products. The Company has devoted substantially all of its efforts in establishing its business and has not generated significant revenues.

Accounts receivable:

Although the Company employs the full accrual method of accounting, there were no receivables at the end of the year .

Inventory:

Inventories are stated at cost. Cost is determined by specific identification of each unit.

Furniture & Equipment:

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method for both financial statement purposes and income tax purposes.

                                         Years
     Furniture and equipment               7

Patents, trademarks:

Patents and trademarks are carried at costs and only include current costs subsequent to licensing agreements. Amortization of patents and trademarks are provided using the straight-line method for financial reporting purposes at rates based on the remaining legal lives:

                                         Years
     Patents and trademarks             17 - 20

Revenue & Expense Recognition:

Revenue is recognized when the earning process is complete. Expenses are recognized as incurred.

Primary Net Income Per Common Share:

Primary net income per share is based on the average number of shares of common stock outstanding during the year.

NOTE B - RELATED PARTY TRANSACTIONS
-----------------------------------

Loan receivable is cash advances made to the Company by certain officers and stockholders of the Company.

Note payable to officer and principal stockholder in the amount of $15,000 is payable in full plus interest at the rate of 8% per annum on October 15, 1998. Interest expense related to this note was $350 for 1998 and $250 for 1997. The Company issued 4,000 shares of restricted common stock to the officer in lieu of cash in satisfaction of the accrued interest on the loan. The amounts related to this transaction are reflected on the income statement as an interest expense recorded at a value of $.90 per share representing a discount from the $1.00 offering price of the Company's then current private placement offering. The discount for these restricted securities was based on the restrictive nature of the stock being held by the affiliate who is also a Director of the Company. The values recorded represented 6 months of interest accrued during the later of 1998 and the beginning of 1999.

Licensing Agreements: The Company issued 500,000 shares of restricted common stock in satisfaction of licensing agreement contracts to licensors who are also officers and shareholders of the Company. The amounts related to these transactions are reflected on the income statement as an expense and were valued at $.90 per share representing a discount from the $1.00 offering price of the Company's then current private placement offering. The discount for these restricted securities was based on the restrictive nature of the stock being held by the affiliates who are also founders of the Company.

The Company issued 488,000 shares of restricted common stock to officers of the Company pursuant to the terms of their employment agreements. The amounts related to these transactions are reflected on the income statement as an expense and were valued at $.90 per share representing a discount from the $1.00 offering price of the Company's then current private placement offering. The discount for these restricted securities was based on the restrictive nature of the stock being held by the affiliates who are also founders of the Company.

NOTE C - INCOME TAXES
---------------------

As of December 31, 1998, the Company had available for federal income tax purposes a net operating loss carry forward of approximately $1,747,384, which expired in various years through 2013.

NOTE D - LEASING ARRANGEMENTS
-----------------------------

The Company conducts its operations from facility that is leased under a two-year noncancelable operating lease expiring in April 1999. In addition, the Company is leasing office equipment under a three year lease expiring in November 2000.

The following is a schedule of future minimum rental payments under the above operating leases as of December 31, 1998:

                        Year Ending
                        December 31            Amount
                        -----------            ------
                          1999                 $ 6,994
                          2000                   3,394
                                               $10,388

Rental expense amounted to $15,861 in 1997 and $21,456 in 1998.

NOTE E - OFFERING EXPENSES
--------------------------

Costs are directly attributable to offering of securities and costs of the offering are charged to expense as incurred.

NOTE F -NONCASH CONSIDERATION
-----------------------------

The Company issued stock for consulting, engineering, design and professional services to non-affiliates of the Company. The amounts related to these transactions are reflected on the income statement as expenses and were valued at a fair value of $.25 per share for stocks issued for services in 1996 and early 1997, prior to any private securities offerings made by the Company. Stocks issued for services later in 1997 and in 1998, during or after the Company began its private placement, were valued at $2.00 per share for any Rule 504 issuances and $1.00 per share for any Section 4 (2) restricted issuances which is consistent with the Company's then current offering price for those securities.

NOTE G - PAID IN CAPITAL ADJUSTMENTS
------------------------------------

Certain shareholders, who are also officers of the Company, elected to draw funds against the original basis of their stocks.

NOTE H - GOING CONCERN
----------------------

The Company has no current operations with which to create sufficient operating capital. The Company seeks to raise operating capital to develop and market the technology it has acquired. As of December 31, 1998, the deficit accumulated during the development stage amounts to $1,747,384.

NOTE I - CONTINGENCIES
----------------------

The Company and certain related parties who are also officers and shareholders of the Company entered in to an employment contract agreement wherein the Company will pay them certain amounts of compensation as funds are readily available. The total amounts due are $147,917 for 1998, and $61,875 for 1997.

Innovative Tracking Solutions Corporation
(A Development Stage Company)
Balance Sheet

As of December 31, 1997 and 1996            1998             1997             1996
                                        ------------     ------------     ------------
ASSETS
Current Assets
  Cash in Banks                         $     22,551     $     42,191     $     (1,268)
  Accounts Receivable                          3,336               --               --
  Loan receivable - officers                  41,952               --               --
  Inventory                                   76,982           76,199           47,110
  Prepaid Expenses                             2,475            1,525               --
                                        ------------     ------------     ------------
Total Current Assets                         147,296          119,915           45,842

Fixed Assets:
  Furniture & Equipment                       38,512            9,408            2,866
  Less: Accumulate Depreciation               (4,769)          (1,346)            (136)
                                        ------------     ------------     ------------
    Total Fixed Assets                        33,743            8,062            2,730

Other Assets:
 Patents, trademarks and rights               28,786           10,931               --
  Less accumulated amortization               (1,215)            (104)              --
                                        ------------     ------------     ------------
    Total Other Assets                        27,571           10,827               --
                                        ------------     ------------     ------------
TOTAL ASSETS                            $    208,610          138,804           48,572

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable                      $     19,450            7,340            4,922
  Accrued expenses                             7,294               --               --
  Note payable                                    --           15,000               --
                                        ------------     ------------     ------------
    Total Current Liabilities                 26,744           22,340            4,922
    Contingencies - NOTE J

Stockholders' Equity:
  Common stocks , $.001 par value
     Authorized shares - 10,000,000
Issued and outstanding shares:
      3,563,490 shares, 1,852,580
       shares, and 1,537,000 shares,
        respectively                           3,533            1,853            1,537
  Common Stock Subscribed                         30               --
  Paid in capital                          1,985,687          389,394          123,785
  Subscriptions receivable                   (60,000)              --               --
  Deficit accumulated during the
    development stage                     (1,747,384)        (274,783)         (81,672)
                                                         ------------     ------------
                                                                          ------------
      Total Stockholders' Equity             181,866          116,464           43,650
                                        ------------     ------------     ------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                    $    208,610     $    138,804     $     48,572

See Notes to Consolidated Financial Statements

Innovative Tracking Solutions Corporation
(A Development Stage Company)
Statement of Loss and Accumulate Deficit For the years ended December 31, 1998, 1997 and 1996

                                         Cumulative
                                           During
                                         Development     December 31,     December 31,     December 31,
                                            Stage            1998             1997             1996
                                        ------------     ------------     ------------     ------------
Sales                                   $     11,938     $     11,938     $         --     $         --
 Cost of Goods Sold                           (6,371)          (6,371)              --               --
                                        ------------     ------------     ------------     ------------
  Gross Profit                                 5,567            5,567               --               --
Operating Expenses:
  Advertising & marketing                    118,191           82,432           34,713            1,046
  Amortization                                 1,215            1,111              104               --
  Auto Expense                                 6,042            5,394              648               --
  Bank Charges                                 3,968            2,873              722              373
  Contributions                                  410               60              319               31
  Depreciation                                 4,769            3,423            1,210              136
  Education                                    5,115            4,026              393              696
  Entertainment                                3,563            3,209              331               23
  Insurance                                   19,233           13,871            5,362               --
  Inventory Write-offs                        40,214           40,214               --               --
  Legal and Professional                      59,475           57,906            1,238              331
  Misc. Expenses                              22,891            6,794           13,639              580
  Offering Expenses                           80,105           54,806           25,299               --
  Office Expense                              31,094           20,774            8,714            1,606
  Outside Service                            133,676           96,980           26,321           10,375
  Payroll Expense                             29,334           29,334               --               --
  Postage and Copies                           7,880            5,166            2,277              437
  Promotions-product samples expense           6,450            6,450               --               --
  Rent                                        37,317           21,456           15,861               --
  Repairs                                      1,938            1,599              264               75
  Research and Development                   158,436           57,415           38,969           62,052
  Shipping                                    18,525           14,848            3,509              168
  Stock Awards                               889,200          889,200               --               --
  Taxes and Licenses                           9,105            8,489              438              178
  Trade Shows & conventions                   20,168           19,134              565              469
  Travel                                       7,546            7,546               --               --
  Utilities and Telephone                     34,189           21,119            9,974            3,096
                                        ------------     ------------     ------------     ------------
    Total Operating Expenses            $  1,748,171     $  1,475,629     $    190,870     $     81,672

Net loss from operation                 $ (1,742,604)    $ (1,470,062)    $   (190,870)    $    (81,672)

Other Income (Expenses)
  Interest income                              1,195            1,183               12               --
  Interest expense                            (5,975)          (3,722)          (2,253)              --
                                        ------------     ------------     ------------     ------------
Total Other Income (Expenses)                 (4,780)          (2,539)          (2,241)              --
                                        ------------     ------------     ------------     ------------

Net loss                                $ (1,747,384)      (1,472,601)        (193,111)         (81,672)


Earnings(loss) per share                $      (0.41)    $      (0.10)    $      (0.05)

See Notes to Financial Statements

Innovative Tracking Solutions Corporation
(A Development Stage Company)
Statement of Stockholders' Equity

                                                                                            Deficit
                                                                                          Accumulated
                                   Number      Common     Common    Additional  Subscrip-  During the
                                 of Shares    Stock at     Stock     Paid-in-    tions    Development
                                Outstanding   Par Value  Subscribed  Capital   Receivable    Stage       Total
                                -----------  ----------  ----------  --------   ---------   --------     -----
Balance at
September 6, 1996 (inception)

Net loss - September 6, 1996
through December 31, 1996                             -                     -              $(81,672)    $(81,672)

Stocks issued for cash - from
September 6, 1996 (inception)
to December 31, 1996
  Restricted shares             1,495,500       $1,496               $113,451                            114,947

Stocks issued for past, present,
and future services - from
September 6, 1996 to
December 31, 1996 -                41,500            41                10,334                             10,375
                                ---------      --------   --------   --------   --------   --------     --------

Balance at
December 31, 1996               1,537,000         1,537               123,785               (81,672)      43,650

Net loss - January 1, 1997
Through December 31, 1997               -                                                  (193,111)    (193,111)
Stocks issued for cash -
from January 1, 1997 to
December 31, 1997                 240,080           240               294,548                            294,788

Paid in capital adjustments                                           (52,866)                           (52,866)
 (NOTE G)



Stocks issued for past, present,
and future services - from
January 1, 1997 to
December 31, 1997 - (NOTE F)       71,000            71                 17,679                            17,750

Stocks issued for payments
in lieu of cash - (NOTE F)
January 1, 1997 to
December 31, 1997                   2,000             2                 3,998                              4,000
    Interest expense (NOTE B)       2,500             3                 2,250                              2,253
                                ---------      --------   ---------  --------   --------   --------     --------

Balance at December 31, 1997    1,852,580        $1,853           -   389,394          -   (274,783)     116,464

Net Loss for 1998                                                                         (1,472,601) (1,472,601)

Stocks issued for cash -
 From January 1, 1998
 to December 31, 1998             542,410           542                516,718                           517,260

Paid in capital adjustments                                            (40,796)                          (40,796)
 (NOTE G)

Stocks issued for services in lieu
 of cash - January 1, 1998 to
 December 31, 1998 (NOTE F)       149,000           149                169,851                           170,000

Restricted Stocks issued in lieu of
 Cash as per contract agreements -
  from January 1, 1998 to
     December 31, 1998
  Licensing Agreements
   (NOTE B)                       500,000           500                450,000                           450,500
  Employment Agreements
   (NOTE B)                       488,000           488                439,200                           439,688
  Interest expense (NOTE B)         1,500             1                  1,350                             1,351

Common stock subscription          30,000                     30        59,970   (60,000)                      -
                                ---------        -------   -----      --------  --------   --------     --------
Balance at December 31, 1998    3,563,490        $ 3,533      30   $ 1,985,687  $(60,000) $(1,747,384)  $181,866

See Notes to Consolidated Financial Statements

Innovative Tracking Solutions Corporation
(A Development Stage Company)
Statements of Cash Flows
For the period September 6, 1996 (inception) to December 31, 1998

                                            Cumulative                                      September 6,
                                              During                                      1996 (inception)
                                            Development     December 31,    December 31     to December 31
                                               Stage           1998           1997              1996
                                            -----------     -----------    -----------    ---------------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net Loss                                 $(1,747,384)    $(1,472,601)     $ (193,111)       $ (81,672)

Adjustments to reconcile Net Loss
   to net cash provided by operating
   activities:
  Depreciation & amortization                    5,984           4,534            1,314             136
  Services paid by stocks                    1,095,917       1,061,539           24,003          10,375
  Increase in accounts receivable               (3,336)         (3,336)               -               -
  Increase in loans receivable - officers      (41,952)        (41,952)               -               -
  Increase in inventory                        (76,982)           (783)         (29,089)        (47,110)
  Increase in prepaid expenses                  (2,475)           (950)          (1,525)              -
  Increase (decrease) in accounts payable       19,450          12,110           (2,418)          4,922
  Increase (decrease) in accrued expenses        7,294           7,294                -               -
                                             ---------        --------          --------      ---------
NET CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES                                 $(743,484)      $(434,145)      $ (195,990)     $ (113,349)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of fixed assets                  (38,512)        (29,104)         (6,542)          (2,866)
  Acquisition of other assets                  (28,786)        (17,855)        (10,931)               -
                                             ---------         --------         -------       ---------
NET CASH PROVIDED (USED) BY
INVESTING ACTIVITIES                         $ (67,298)      $ (46,959)      $  (17,473)     $   (2,866)

CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable                                      -         (15,000)          15,000               -
  Proceeds from issuance of common stock       926,995         517,260          294,788         114,947
  Reduction in paid in capital                 (93,662)        (40,796)         (52,866)              -
                                             ---------        --------         --------         -------
NET CASH PROVIDED (USED)
BY FINANCING ACTIVITIES                        833,333         461,464          256,922         114,947

INCREASE (DECREASE) IN CASH                     22,551         (19,640)          43,459          (1,268)

BEGINNING CASH                                       -          42,191           (1,268)             -
                                             ---------         -------          -------
ENDING CASH                                 $   22,551       $  22,551         $ 42,191        $ (1,268)


Schedule of noncash transactions
  Issuance of stock in exchange for
    Services                                $1,095,917      $1,061,539          24,003        $  10,375
  Stock Subscription receivable                 78,700          60,000          18,700                -
                                             ---------       ---------          -------        --------

                                            $1,174,617      $1,121,539      $   42,703         $ 10,375

See notes to Financial Statements

                           THEHEALTHCHANNEL.COM, INC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.
---------------------------------------------------

     We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law permits us to indemnify its directors, officers, employees, or agents against expenses, including attorneys fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees, or agents of the corporation. In order to be eligible for such indemnification, however, our directors, officers, employees, or agents must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. In addition, with respect to any criminal action or proceeding, the officer, director, employee, or agent must have had no reason to believe that the conduct in question was unlawful.

     In derivative actions, we may only indemnify our officers, directors, employees, and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests . Indemnification is not permitted in the event that the director, officer, employee, or agent is actually adjudged liable to the Corporation unless, and only to the extent that, the court in which the action was brought so determines.

     Our Certificate of Incorporation permits us to indemnify our directors except in the event of:

     o    a breach of the duty of loyalty to us or our stockholders;
     o an act or omission that involves intentional misconduct or a knowing violation of the law and an act or omission not in good faith;
     o liability arising under Section 174 of the Delaware General Corporation Law, relating to unlawful stock purchases, redemption, or payment of dividends; or
     o a transaction in which the potential indemnity received an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our controlling directors, officers, or persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution
----------------------------------------------------

     All the following numbers are approximations only.

     SEC Registration Fee                                      $  12,887.56
     Accounting Fees and Expenses                              $  50,000
     Legal Fees and Expenses                                   $ 100,000
     Printing Expenses                                         $  10,000
     Miscellaneous                                             $   5,000
                                                               ------------
     Total                                                     $ 177,887.56

Item 26. Recent Sales of Unregistered Securities
------------------------------------------------

     All share numbers, warrant numbers, unit numbers, and prices have been adjusted to retroactively reflect the one for three reverse stock split implemented on November 17, 2000.

     A.   Sales of Unregistered Securities to Officers & Directors
     -------------------------------------------------------------

     1. In September 1996 upon the inception of IVTX, IVTX issued 266,667 shares of restricted Common Stock to a founder of IVTX and 215,167 shares of restricted Common Stock to a co-founder of IVTX. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

     2. In September 1996 through March 1997, IVTX issued 54,167 shares of restricted Common Stock to a director of IVTX, in consideration of consulting services rendered. There was no underwriter involved in this issuance and no commissions were paid to any person. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

     3. In March 1997, IVTX conducted a private offering of 8,333 shares of restricted Common Stock at a total offering price of $20,000 to a director of IVTX. IVTX sold and issued the 8,333 shares to the director in exchange for the total cash proceeds of $20,000. There was no underwriter involved in this issuance and no commissions were paid to any person. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

     4. In July 1998, IVTX granted options to purchase 83,333 and 66,667 shares respectively of Common Stock in IVTX at an exercise price of $1.50 per share to two founding officers, subject to the terms of their employment agreements. The options expire on December 31, 2002. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

     5. In August 1998, IVTX issued to two of its officers an aggregate of 156,000 shares of restricted Common Stock and 6,667 shares of restricted Common Stock to one of the directors as a promotion bonus. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

     6. In August 1998, IVTX issued 83,333 shares of restricted Common Stock each to two licensors, who are also officers of IVTX, in partial fulfillment of the terms of licensing agreements with these officers. Before issuance, one officer, as licensor, assigned the total of all 83,333 shares to the other licensor. There was no underwriter involved in this issuance and no commissions were paid to any person. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

     7. On September 1, 1999, the Company entered into a Consulting Agreement with Jeffrey H. Berg, one of its Directors. Jeffrey H. Berg agreed to introduce potential investors and financial institutions to the Company. In consideration of entering into this agreement, Mr. Berg received 7,333 shares of common stock. Mr. Berg is an accredited investor.

     8. On July 5, 2000, the Company approved the issuance of 295,653 restricted shares to the Company's officers and directors.

     B.   Sales of Unregistered Securities to Private Investors
     ----------------------------------------------------------

     1. In September 1996 through May 1997, in order to raise IVTX's initial seed capital for research and development, IVTX conducted a private offering of 212,333 shares of restricted Common Stock to six accredited investors for a total offering price of $637,000. In the offering, IVTX sold 45,667 shares to five accredited investors for the total proceeds of $137,000 and the remaining 166,667 shares offered were subscribed for investment intent by an additional accredited investor for purchase at $3.00 per share. There was no underwriter involved in the issuances of the 45,667 purchased shares and no commissions were paid to any person for any shares in the offering. None of the transactions involved general solicitation or general advertising. Each investor was provided with the Company's private placement memorandum and business plan. The issuances were exempt from the registration provisions of the Act by virtue of
     Section 4(2) under the Act.

     2. In February 1997 through March 1999, in order to purchase services necessary to the development and marketing of IVTX's product line and to minimize reductions in IVTX's limited capital raised, IVTX conducted private offerings of restricted Common Stock pursuant to Section 4(2) of the Act to consultants, contract vendors and legal professionals in exchange for product engineering and development, legal, consulting and marketing services. IVTX issued a total of 61,400 shares of restricted Common Stock to 12 accredited and 23 sophisticated purchasers in exchange for services rendered or to be rendered on behalf of IVTX. The total value of the shares issued (total offering price and proceeds) and the services performed or to be performed was $184,200 and was based on a price of $3.00 per share. There was no underwriter involved in the issuances and no commissions were paid to any person. None of the transactions involved general solicitation or general advertising. Each investor was provided with IVTX's private placement memorandum and business plan. The issuances were exempt from the registration provisions of the Act by virtue of
     Section 4(2) under the Act.

     3. In July 1997 through February 1999, in order to raise capital that would be needed to launch and maintain the marketing of IVTX' lead product, IVTX conducted a private offering of Common Stock pursuant to Regulation D, Rule 504. The pending sale of the 166,667 shares mentioned in Item B1 above and the potential dilution of the sale once consummated was fully disclosed in IVTX' offering circular which was provided to each investor in the offering. IVTX initially offered 41,667 units of Common Stock at $2.00 per unit. Each Unit consisted of one (1) share of Common Stock ($.001 par value) and three (3) Stock Purchase Warrants. Each Warrant entitled the holder thereof to purchase one (1) share of Common Stock of IVTX. The Warrants were exercisable at $2.00 per share and were set to expire on July 21, 1998. The total offering price of the offering was $250,000 and upon the exercise of all warrants, the total offering price and proceeds of the offering would be $1,000,000. IVTX sold 30,904 units at $2.00 per unit which included 93,179 warrants.

          After IVTX' stock became publicly traded, the price of the stock dropped precipitously and IVTX cancelled all remaining unsold warrants and offered individual shares at a reduced purchase price ranging from $4.50 per share to $1.50 per share. Specifically, IVTX sold 2,000 shares at $4.50 per share; 4,822 shares at $3.36 per share; 17,167 shares at $3.00 per share; 6,666.67 shares at $2.70 per share; 20,000 shares at $2.25 per share; and 10,000 shares at $1.50 per share. IVTX sold a total of 274,677 shares of Common Stock to 72 investors in consideration of total cash proceeds of $339,938. IVTX extended the Warrants purchased to expire on December 31, 1998. However, none of the Warrants purchased were ever exercised and all Warrants expired on December 31, 1998.

          Further and as part of the Rule 504 offering, in order to purchase designs and services necessary to the development and marketing of IVTX' product line and to minimize further reductions in IVTX' limited capital raised, IVTX offered a portion of the Rule 504 shares to consultants, vendors and professionals in exchange for product engineering and development, mold design, equipment and production services and consulting and marketing services. IVTX made such offers only when potential contractors of service were not interested in restricted stock as payment for services. IVTX issued a total of 42,667 shares of Common Stock to 10 purchasers in exchange for services rendered or to be rendered on behalf of the Company and for total proceeds of $155. The total "value" of the shares issued (total offering price and proceeds) and the services performed or to be performed was $256,000 and was based on a price of $6.00 per share consistent with IVTX offering price for Rule 504 shares. The total shares issued in the Rule 504 offering for both cash and services (all listed above) was 134,226 to 82 purchasers and the total proceeds of the offering for same was $315,380 net of $24,713 of offering costs. Each purchaser in the total offering was provided with IVTX' offering circular. There was no underwriter involved in these issuances and no commissions were paid to any person. None of the transactions involved general solicitation or general advertising. The issuances were exempt from the registration provisions of the Act by virtue of Regulation D, Rule 504.

     4. In December 1997, the sale of the 166,667 shares subscribed to by an accredited investor indicated in Item B1 above had not yet been consummated by the investor. However, IVTX was still in need of additional research and development capital. Therefore, the accredited investor who subscribed for the shares offered and agreed to assign his $3.00 subscription rights back to IVTX for all 166,667 shares for designation by IVTX to other investors so that IVTX could continue to raise its ongoing Research & Development capital for its expanding product line. From April 1998 to December, 1998, IVTX offered these subscription rights to 166,667 shares of restricted Common Stock at $3.00 per share via a private offering pursuant to Section 4(2) of the Act for a total offering price of $500,000. IVTX sold 146,779 of these shares to 23 accredited investors and 12 sophisticated investors in consideration of cash proceeds totaling $375,916 net of $41,392 of offering costs.

          There was no underwriter involved in this issuance and no commissions were paid to any person. Each purchaser was provided with IVTX's current offering circular which disclosed all potential dilution. None of the transactions involved general solicitation or general advertising. The issuances were exempt from the registration provisions of the Act by virtue of Section 4(2) under the Act.

          All IVTX' sales of stock were made directly with purchasers whom IVTX' officers had a pre-existing relationship with or that came from personal referrals. None of the transactions involved general solicitation or general advertising. Proceeds from the sale of the shares were applied towards the continuing development and marketing of its products and working capital.

     5. In the Acquisition which closed on July 28, 1999, BioLogix paid $250,000 for 850,000 shares of common stock of IVTX , representing the majority controlling interests held by the officers and directors of IVTX. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(1) of the Act, as transactions by any person other than an issuer, underwriter, or dealer. Additionally, BioLogix agreed to contribute its thehealthchannel.com assets and technology to IVTX in exchange for the IVTX shareholders agreeing to split their stock and exchange shares with the shareholders of BioLogix. This exchange was made pursuant to the exemption set forth in Section 4(1) of the Act. The shares of stock of IVTX were forward split 28.22-for-one and the IVTX shareholders agreed to exchange each share they held of IVTX stock for two shares of common stock of IVTX under its new name of thehealthchannel.com, Inc. and exchange the remaining 26.22 shares each with the shareholders of BioLogix on a three-for-one basis (the "Exchange").

     6. On July 13, 1999, the Company entered into a Consulting Agreement with Ocean View Management, LLC. Under the Consulting Agreement, Ocean View Management received a one-time payment of 25,000 shares of common stock of the Company. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. Richard Wolpow is the beneficial owner of Ocean View Management and had full access to Company information as a consultant to the Company. The securities issued pursuant to the Consulting Agreement are restricted securities as defined in Rule 144.

     7. On August 11, 1999, the Company entered into an Agreement for Financial Public Relation Services with Market Pathways Financial Relations Incorporated. Under the Agreement for Financial Public Relations Services, Market Pathways Financial Relations Incorporated received a one-time payment of 28,333 shares of common stock of the Company. This issuance was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The beneficial owner of Market Pathways Financial Relations Incorporated is Shannon Squyres. Shannon Squyres is an accredited investor. The securities issued pursuant to the Agreement are restricted securities as defined in Rule 144.

     8. On September 24, 1999, the Company commenced a private offering to accredited investors only of units, each unit consisting of one share of the Company's Common Stock and one Warrant exercisable for a term of two years (the "Units"). The Company originally priced this offering at $2.25 per Unit with a $2.25 exercise price on the Warrants. However, the price of the Company's publicly traded stock dropped precipitously since the beginning of this private offering and the Company has lowered the purchase price of the Units and the corresponding exercise price on the Warrants. To date, the Company has sold a total of 1,927,283 Units to 120 accredited investors for total gross proceeds of $1,410,779. To date, no investor has exercised any warrants purchased in the current offering. The Private Placement is exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Private Placement are restricted securities as defined in Rule 144. This Private Placement was closed on August 29, 2000. See the "Selling Shareholders" section of the prospectus for a complete list of the investors in the Private Placement.

     9. On January 5, 2000, we entered into a Consulting Agreement with Lawrence W. Horwitz pursuant to which Mr. Horwitz agreed to provide business development and advisory services to us. This consulting agreement is attached as Exhibit 47. For services rendered under the consulting agreement, we issued Mr. Horwitz 666,667 shares of common stock of the Company. These shares were registered on Form S-8. Under the terms of the consulting agreement, in October 2000, Mr. Horwitz was issued an additional 250,000 shares. This transaction is exempt from registration under Section 4(2) of the Act.

     10. On July 5, 2000, the company approved the issuance of 200,000 restricted shares to 7 employees and consultants in payment for services rendered to the company. The company relied on an exemption available under 4(2) of the Act in issuing the shares to these employees and consultants. All seven employees and consultants were accredited investors, and because of their relationships with the company, had access to information regarding the company. These employees and consultants were provided with complete access to the books and records of the company when accepting these shares in lieu of cash payment for services rendered.

     11. On June 19, 2000, the Company issued 1,150,000 warrants to purchase common stock to Swartz Private Equity LLC in consideration of entering into an Equity Line Letter of Agreement for a $30,000,000 equity line of credit. These warrants were exercisable by Swartz Private Equity LLC as follows:
     383,333 shares became exercisable after a 15 business day review period of the documentation for the transaction, 383,333 shares became exercisable after the execution of the Investment Agreement for the $30,000,000 equity line of credit. The remaining 383,333 shares were exercisable upon the earlier of (i) the date of effectiveness of Company's Form SB-2 registration statement filed to register the transaction, or (ii) December 19, 2000. As previously stated, the company has terminated its agreement with Swartz and canceled the above referenced warrants.

     12. On August 1, 2000, the company issued 833,333 shares of common stock to Laguna Pacific Partners L.P. in consideration recently issued a loan in the amount of $250,000 from Laguna Pacific Partners L.P., a Delaware limited partnership. This loan is made pursuant to a secured note which bears interest at the rate of 6% and is payable on the earlier of February 3, 2001 or the effective date of this prospectus. The payment date has been extended until May 1, 2001. The loan is secured by all of the company's assets. The company relied on an exemption available under 4(2) of the Act in issuing the securities. Laguna Pacific Partners, L.P. is an accredited investor and represented as such to the company in the documents memorializing this transaction.

     13. On August 15, 2000, the company entered into an Investment Agreement with Swartz Private Equity LLC to put as much as $30,000,000 of Company stock to Swartz, subject to the terms of the Investment Agreement which is attached as Exhibit 28. The company has terminated its agreement with Swartz. In entering into this agreement, the company relied upon an exemption available under Section 4(2) of the Act. Swartz represented to the company in the documents memorializing this transaction that it is an accredited investor.

     14. On August 18, 2000, in consideration for a loan of $250,000, the Company agreed to issue 526,556 shares to Les Dube and Irene Dube and a warrant for common stock for an amount equal to the quotient of $250,000 divided by the closing bid of our stock immediately preceding the effective date of the Form SB-2 that the Company is currently being reviewed by the SEC. The term of the warrant is five years and the exercise price is $1 in the aggregate. The loan is made pursuant to a note which bears interest at the rate of 6% and is payable on the earlier of February 18, 2001, or the effective date of this prospectus. The payment date has been extended until May 31, 2001. The shares and warrants issued to Mr. and Ms. Dube are being registered in this prospectus and upon repayment of this loan, these shares are to be retained by them. The loan is secured by all of the company's assets. The company relied on an exemption available under 4(2) of the Act in issuing the shares to these securities. The Dubes are accredited investors and represented as such to the company in the documents memorializing this transaction

     15. In August and September of this year, the Company agreed to issue 34,482 shares of Company stock to Integrity Media, Inc. pursuant to an agreement signed between the Company and Integrity Media, Inc. on August 18, 2000. The agreement provides for Integrity Media, Inc. to furnish public relations services to the Company in return for 17,241 shares of Company stock per month. The term of the Agreement is one month but it is renewable on a month-to-month basis with the mutual consent of both parties. This agreement was renewed by the parties in September, 2000. The company relied on an exemption available under 4(2) of the Act in issuing the shares to these warrants. Integrity Media, Inc. is an accredited investors and represented as such to the company in the documents memorializing this transaction.

     The following documents that we filed with the SEC are incorporated by reference in this prospectus:

               SEC Filing                              Period or Date
               ----------                              --------------

Current Report on Form 10QSB (File No. 0-29822)        November 20, 2000

Item 27. Exhibits
-----------------

Exhibit
-------

3.1 Certificate of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated September 4, 1996*
3.2 Amendment to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated May 21, 1997*
3.3 Certificate of Correction to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation dated June 16, 1999*
3.4 Amendment to Articles of Incorporation of Innovative Tracking Solutions Corporation, a Delaware corporation, dated July 28, 1999*
3.5 Amendment to Articles of Incorporation of thehealthchannel.com, Inc., a Delaware corporation, dated August 4, 1999*
3.6 Amendment to Articles of Incorporation of thehealthchannel.com, Inc., a Delaware corporation, dated August 5, 1999*
3.7       Amended Bylaws of thehealthchannel.com, Inc., dated August 19, 1999*
4.1       Stock  Purchase  Agreement  and Warrant  Agreement  (form) for private placement*
5         Opinion of Senn Palumbo Meulemans
10.1      Acquisition,  Stock Purchase,  and Exchange Agreement,  dated July 28,
          1999*
10.2      24/7 Media Inc.  Network  Affiliation  Agreement,  dated  September 9,
          1999*
10.3      Employment Agreement with Thomas P. Lonergan, dated September 1, 1999*
10.4      Employment Agreement with Donald A. Shea, dated September 1, 1999*
10.5 Consulting Agreement with Ocean View Management Group, LLC, dated July 13, 1999*
10.6 Custom Content Service Agreement with ScreamingMedia.Net, Inc., dated September 27, 1999*
10.7 Agreement for Financial Public Relations Services with Market Pathways, dated August 11, 1999*
10.8 DVCi Technologies, Inc. thehealthchannel.com Technical Requirements and Content Specification dated October 22, 1999*
10.9 Asset & Liability Purchase and Sale Agreement between Innovative Tracking Solutions Corporation, a Nevada corporation and Innovative Tracking Solutions Corporation, a Delaware corporation, dated April 14, 1999*
10.10 Exodus Communications, Inc. Master Services Agreement, dated November 19, 1999*
10.11     Content  Agreement with  EarthLink  Network,  Inc.,  dated October 27,
          1999*

10.12 On-Line License Agreement with Infoseek, dated March 1, 1999 and Addendum dated November 22, 1999 for thehealthchannel.com, Inc.*
10.13 Consulting Agreement by and between Jeffrey Berg and thehealthchannel.com, Inc. dated September 1, 1999*
10.14 Website and Revenue Sharing Agreement between The Institute for Medical Studies, Inc. and thehealthchannel.com, dated September 29, 1999*
10.15 Warrant Agreement between Institute for Medical Studies, Inc. and thehealthchannel.com dated September 29, 1999*
10.16 Healthcompass Services Agreement between thehealthchannel.com, Inc. and HealthMagic, Inc., dated February 16, 2000*
10.17 Content License Agreement between Integrative Medicine Communications, Inc. and thehealthchannel.com, dated March 24, 2000*
10.18 LIVEware5, Inc. Agreement for Services between Liveware5, Inc. and thehealthchannel.com, Inc., dated March 24, 2000*
10.19     Office Lease*
10.20     NewsEdge  Contract, dated May 27, 2000*
10.21 Swartz Private Equity Warrant to Purchase Common Stock dated June 19, 2000(Incorporated by reference from Exhibit 10.8 filed November 20, 2000, Registration Number 0-29822)*
10.22     thehealthchannel.com, Inc. Investment Agreement dated August 15, 2000*
10.23 Agreement between thehealthchannel.com, Inc. and Swartz Private Equity, LLC, dated August 15, 2000 (Incorporated by reference from
          Exhibit 10.7 filed November 20, 2000, Registration Number 0-29822)*
10.24 Acknowledgement & Agreement thehealthchannel.com, Inc. and Swartz Private Equity, LLC dated August 15, 2000 (Incorporated by reference from Exhibit 10.11 filed November 20, 2000, Registration Number 0-29822)*
10.25 Registration Rights Agreement between thehealthchannel.com and Swartz Private Equity, LLC dated as of August 15, 2000 (Incorporated by reference from Exhibit 10.10 filed November 20, 2000, Registration Number 0-29822)*
10.28 Investment Agreement between thehealthchannel.com and Swartz Private Equity, LLC, dated August 15, 2000 (Incorporated by reference from
          Exhibit 10.9 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.29 Warrant Side Agreement between thehealthchannel.com and Swartz Private Equity, LLC, dated August 15, 2000 (Incorporated by reference from
          Exhibit 10.8 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.30 Warrant to Purchase Common Stock of thehealthchannel.com by Swartz Private Equity, LLC, dated June 28, 2000 (Incorporated by reference from Exhibit 10.7 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.31 Registration Rights Agreement between thehealthchannel.com and Swartz Private Equity, LLC, dated August 25, 20001(Incorporated by reference from Exhibit 10.10 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.32 Acknowledgement and Agreement between thehealthchannel.com and Swartz Private Equity, LLC, dated August 15, 2000 (Incorporated by reference from Exhibit 10.11 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.33 6% Secured Note between thehealthchannel.com and Laguna Pacific Partners, L.P.,dated August 1, 2000 (Incorporated by reference from
          Exhibit 10.2 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.34 Unit Warrant Agreement between thehealthchannel.com and Laguna Pacific Partners, L.P., dated August 1, 2000 (Incorporated by reference from
          Exhibit 10.3 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.35 Security Agreement between thehealthchannel.com and Laguna Pacific Partners, L.P., dated August 1, 2000 (Incorporated by reference from
          Exhibit 10.4 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.36 Investor Representation and Warranties Agreement between thehealthchannel.com and Laguna Pacific Partners, L.P., dated August 1, 2000 (Incorporated by reference from Exhibit 10.5 to the
          Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.37 Subscription Agreement between thehealthchannel.com and Laguna Pacific Partners, L.P., dated August 1, 2000 (Incorporated by reference from
          Exhibit 10.6 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*

-----------------------------

10.38 Subscription Agreement between thehealthchannel.com and Les Dube and Irene Dube, dated August 21, 2000 (Incorporated by reference from
          Exhibit 10.6 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.39 Investor Representation and Warranties Agreement between thehealthchannel.com and Les Dube and Irene Dube dated August 21, 2000 (Incorporated by reference from Exhibit 10.15 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.40     Employment Agreement with Minh-Chau Pham, dated May 15, 2000 *
10.41 Settlement Agreement and Release between thehealthchannel.com and Michael Grandon dated August 31, 2000 (Incorporated by reference from
          Exhibit 10.16 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.42 Consulting Agreement between thehealthchannel.com and Lawrence W. Horwitz dated August 18, 2000 (Incorporated by reference from Exhibit
          10.12 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.43 Content Partner Agreement between thehealthchannel.com and AvantGo, dated July 31, 2000 (Incorporated by reference from Exhibit 10.1 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.44 Content Distribution Agreement between thehealthchannel.com and OmniSky Corporation, dated September 6, 2000 (Incorporated by reference from Exhibit 10.17 to the Registration Statement Form 10QSB filed November 20, 2000, Registration Number 0-29822)*
10.45 Contractual Agreement between thehealthchannel.com and The Blaine Group, Inc., dated October 16, 2000 *
10.46 Letter of Agreement between thehealthchannel.com and ServerLogic Corporation, dated October 12, 2000 *
10.47 Consulting Agreement between thehealthchannel.com and Lawrence W. Horwitz, dated January 5, 2000*
10.48     Regulation M Representation of Swartz Private Equity, LLC*
10.49 Letter from Mr. Don Shea to Swartz Private Equity, LLC dated February 20, 2001*
10.50     Memorandum  regarding  agreement  with Horwitz & Beam dated August 31,
          2001*
10.51 Retainer Agreement by and between thehealthchannel.com, Inc. and Senn Palumbo Meulemans, LLP.*
10.52 Amendment to Agreement No 2 (two) to Content License Agreement by and between with Integrative Medicine Communications, Inc. and thehealthchannel.com, Inc. dated January 31, 2001*
10.53     Form of Stock Purchase Agreement*
10.54     Form of Warrant Agreement*
10.55     Form of letter to Biologix shareholders in exchange*
24.1 Consent of Senn Palumbo Meulemans, LLP (included in their opinion set forth in Exhibit 5 hereto)
24.2      Consent of Stonefield Josephson, Inc.
24.3      Consent of Roger G. Castro
25 Power of Attorney (Incorporated by reference from Exhibit 25 to the Registration Statement Form SB-2 filed August 31, 2000 Registration Number 333-44982)*

*    Previously filed


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


Item 28. Undertakings
---------------------

     The undersigned registrant hereby undertakes to:

     (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (2) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

     (i)   Include any prospectus required by section 10(a)(3) of the Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

     For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


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


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California on April 25, 2001.

                                        THEHEALTHCHANNEL.COM, INC.


                                        By:  /s/ Donald J. Shea
                                            -----------------------------------
                                        By:  Donald J. Shea
                                        Its: President, Chief Executive
                                             Officer, Director


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